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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
First Data Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

FIRST DATA CORPORATION
6200 South Quebec Street
Greenwood Village, Colorado 80111

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 11, 2005

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of First Data Corporation, a Delaware corporation (the "Company"), will be held at the Qwest Center Omaha, 455 North 10th Street, Omaha, Nebraska 68102, on Wednesday, May 11, 2005 at 2:30 p.m. (CST), for the following purposes:

  1.
  The election of four directors;

  2.
  The approval of an increase in the number of shares issuable under the Company's Employee Stock Purchase Plan by 6,000,000 shares of the Company's Common Stock;

  3.
  The approval of amendments to the Company's Senior Executive Incentive Plan;

  4.
  The ratification of the selection of Ernst & Young LLP as independent auditors of the Company for 2005;

  5.
  To vote on two proposals submitted by shareholders if properly presented at the meeting; and

  6.
  The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Shareholders of record at the close of business on March 14, 2005 (the "Record Date") will be entitled to vote at the meeting and any adjournment or postponement thereof.

        To gain admission to the Annual Meeting of Stockholders, you will need to show that you are a shareholder of the Company. All shareholders will be required to show valid, government-issued, picture identification or an employee badge issued by the Company. If your shares are registered in your name, your identification will be compared to the list of registered shareowners to verify your stock ownership. If your shares are in the name of your broker or bank, you will need to bring evidence of your stock ownership, such as your most recent brokerage account statement or a legal proxy from your broker. If you do not have valid picture identification and proof that you own Company stock, you will not be admitted to the Annual Meeting of Stockholders. All packages and bags are subject to inspection and they may have to be checked, among other security measures that may be used for the security of those attending the meeting.

        You are cordially invited to attend the meeting, but whether or not you expect to attend in person, you are urged to mark, date and sign the enclosed proxy and return it in the enclosed prepaid envelope or follow the alternative voting procedures described on the proxy.

By Order of the Board of Directors

Michael T. Whealy Corporate Secretary March 28, 2005

YOUR VOTE IS IMPORTANT

        PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN YOUR PROXY OR FOLLOW ANY ALTERNATIVE VOTING PROCEDURES DESCRIBED ON THE PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND SO THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. YOUR PROMPT ACTION WILL AID THE COMPANY IN REDUCING THE EXPENSE OF PROXY SOLICITATION.

FIRST DATA CORPORATION
6200 South Quebec Street
Greenwood Village, Colorado 80111

PROXY STATEMENT

        The Board of Directors of First Data Corporation ("First Data" or the "Company") is soliciting your proxy to vote at the Annual Meeting of Stockholders to be held on May 11, 2005 at 2:30 p.m. (CST), and any adjournment or postponement of that meeting. The meeting will be held at the Qwest Center Omaha, 455 North 10th Street, Omaha, Nebraska 68102. This Proxy Statement and the accompanying Proxy Card, Notice of Meeting, and Annual Report to Shareholders was first mailed on or about March 28, 2005 to all shareholders of record as of March 14, 2005 (the "Record Date"). The only voting securities of the Company are shares of the Company's Common Stock, $0.01 par value per share (the "Common Stock"), of which there were 786,247,335 shares outstanding as of the Record Date (excluding treasury stock).

        The Company's Annual Report to Shareholders, which contains financial statements for the year ended December 31, 2004, accompanies this Proxy Statement. You also may obtain a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2004 that was filed with the Securities and Exchange Commission, without charge, by writing to Investor Relations, First Data Corporation, 6200 South Quebec Street, Greenwood Village, Colorado 80111.

TABLE OF CONTENTS

The Proxy Process and Shareholder Voting
Proposals Submitted for Shareholder Vote
Proposal 1 — Election of Directors
Proposal 2 — Approval of an increase in the number of shares issuable under the Company's Employee Stock Purchase Plan by 6,000,000 shares of the Company's Common Stock
Proposal 3 — Approval of amendments to the Company's Senior Executive Incentive Plan
Proposal 4 — Ratification of selection of auditors
Proposals of Shareholders
Proposal 5 — Shareholder Proposal on Job Loss and Dislocation Impact Statement
Proposal 6 — Shareholder Proposal on Director Liability
Security Ownership by Directors and Executive Officers
Board of Directors
Governance of the Company
Compensation of Directors
Communications with the Board of Directors
Nomination of Directors
Independence of Directors
Committees of the Board of Directors
Report of the Audit Committee
Report of the Corporate Governance Committee
Report of the Oversight Committee
Executive Compensation Report by the Compensation and Benefits Committee
Summary Compensation Table
Option Grants in 2004
Aggregated Option Exercises in 2004 and Year-End 2004 Option Values
Long-Term Incentive Plans — Grants in 2004
Retirement Plans
Equity Compensation Plan Information
Performance Graph
Certain Transactions and Other Matters
Involvement in Certain Legal Proceedings
Section 16(a) Beneficial Ownership Reporting Compliance
Principal Holders of Common Stock
Exhibit A — First Data Corporation Employee Stock Purchase Plan
Exhibit B — First Data Corporation Senior Executive Incentive Plan
Exhibit C — Audit Committee Charter

THE PROXY PROCESS AND SHAREHOLDER VOTING

Why Did I Receive These Materials?

  Shareholders of the Company as of the close of business on the March 14, 2005 Record Date are entitled to vote at the Company's Annual Meeting of Stockholders. The Company is required by law to distribute these proxy materials to all shareholders as of the Record Date. This Proxy Statement provides notice of a scheduled shareholder meeting, describes the proposals presented for shareholder action and includes information required to be disclosed to shareholders. The accompanying Proxy Card provides shareholders with a simple means to vote on the described proposals without having to attend the shareholder meeting in person.

What Does It Mean If I Receive More Than One Set Of Materials?

  This means you own shares of the Company that are registered under different names. For example, you may own some shares directly as a "Registered Holder" and other shares through a broker or you may own shares through more than one broker. In these situations you will receive multiple sets of proxy materials. It is necessary for you to vote, sign and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Proxy Cards you receive in order to vote all of the shares you own. Each Proxy Card you received came with its own prepaid return envelope; if you vote by mail make sure you return each Proxy Card in the return envelope which accompanied that Proxy Card.

How Do I Vote?

  You may vote by mail or follow any alternative voting procedure described on the Proxy Card. To use an alternative voting procedure, follow the instructions on each Proxy Card that you receive. To vote by mail, sign and date each Proxy Card you receive, indicating your voting preference on each proposal, and return each Proxy Card in the prepaid envelope which accompanied that Proxy Card. If you return a signed and dated Proxy Card but you do not indicate your voting preferences, your shares will be voted in favor of the director nominees and in favor of the other proposals. By returning your signed and dated Proxy Card or providing instructions by the alternative voting procedure in time to be received for the 2005 Annual Meeting of Stockholders, you authorize Charles T. Fote and Michael T. Whealy to act as your Proxies to vote your shares of Common Stock as specified.

Does My Vote Matter?

  Absolutely! Corporations are required to obtain shareholder approval for the election of directors and other important matters. Each share of Common Stock is entitled to one vote and every share voted has the same weight. In order for the Company to obtain the necessary shareholder approval of proposals, a "quorum" of shareholders (a majority of the issued and outstanding shares entitled to vote, excluding treasury stock) must be represented at the meeting in person or by proxy. If a quorum is not obtained, the Company must postpone the meeting and solicit additional proxies; this is an expensive and time-consuming process that is not in the best interest of the Company or its shareholders. Since few shareholders can spend the time or money to attend shareholder meetings in person, voting by proxy is important to obtain a quorum and complete the shareholder vote.

What Percentage Of Votes Is Required To Elect Directors?

  If a quorum is obtained, the four nominees receiving the greatest number of votes will be elected.

What Percentage Of Votes Is Required To Approve Other Proposals?

  If a quorum is obtained, proposals other than the election of directors require the affirmative vote of a majority of shares of Common Stock represented at the meeting and entitled to vote. Since majority approval is required, an "ABSTAIN" vote has the effect of a vote against the proposal.

What Is The Effect Of Not Voting?

  It depends on how ownership of your shares is registered. If you own shares as a Registered Holder, rather than through a broker, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. Assuming a quorum is obtained, your unvoted shares will not affect whether a proposal is approved or rejected.

  If you own shares through a broker and do not vote, your broker may represent your shares at the meeting for purposes of obtaining a quorum. As described in the answer to the following Question, in the absence of your voting instruction, your broker may or may not vote your shares.

If I Don't Vote, Will My Broker Vote For Me?

  If you own your shares through a broker and you don't vote, your broker may vote your shares in its discretion on some "routine matters." With respect to other proposals, however, your broker may not be able to vote your shares for you. With respect to these proposals, the aggregate number of unvoted shares is reported as the "broker non-vote." "Broker non-vote" shares are counted toward the quorum requirement but they do not affect the determination of whether a matter is approved. The Company believes that Proposals 1, 3 and 4 set forth in this Proxy Statement are routine matters on which brokers will be permitted to vote unvoted shares. The Company also believes that Proposals 2, 5 and 6 would not be considered routine matters and brokers may not vote on behalf of their clients if no voting instructions have been furnished.

Is My Vote Confidential?

  Yes. The vote of any shareholder will not be revealed to anyone other than a non-employee tabulator of votes or an independent election inspector, except (i) as necessary to meet applicable legal and stock exchange listing requirements, (ii) to assert claims for or defend claims against the Company, (iii) to allow the inspectors of election to certify the results of the shareholder vote, (iv) in the event a proxy solicitation in opposition to the Company or the election of the Board of Directors takes place, (v) if a shareholder has requested that their vote be disclosed, or (vi) to respond to shareholders who have written comments on Proxy Cards.

If I Own My Shares Through A Broker, How Is My Vote Recorded?

  Brokers typically own shares of Common Stock for many shareholders. In this situation the Registered Holder on the Company's stock register is the broker or its nominee. This often is referred to as holding shares in "Street Name." The "Beneficial Owners" do not appear in the Company's shareholder register. Therefore, for shares held in Street Name, distributing the proxy materials and tabulating votes are both two-step processes. Brokers inform the Company how many of their clients are Beneficial Owners and the Company provides the broker with that number of proxy materials. Each broker then forwards the proxy materials to its clients who are Beneficial Owners to obtain their votes. When you receive proxy materials from your broker, the accompanying return envelope is addressed to return your executed Proxy Card to your broker. Shortly before the meeting, each broker totals the votes and submits a Proxy Card reflecting the aggregate votes of the Beneficial Owners for whom it holds shares.

Can I Revoke My Proxy And Change My Vote?

  Yes. You have the right to revoke your proxy at any time prior to the time your shares are voted. If you are a Registered Holder, your proxy can be revoked in several ways: (i) by timely delivery of a written revocation delivered to the Corporate Secretary, (ii) by submitting another valid proxy bearing a later date, or (iii) by attending the meeting and giving the Inspectors of Elections notice that you intend to vote your shares in person. If your shares are held by a broker, you must contact your broker in order to revoke your proxy.

Will Any Other Business Be Transacted At The Meeting? If So, How Will My Proxy Be Voted?

  Management does not know of any business to be transacted at the Annual Meeting of Stockholders other than those matters described in this Proxy Statement. The period specified in the Company's By-Laws for submitting additional proposals to be considered at the meeting has passed and there are no such proposals to be considered. However, should any other matters properly come before the meeting, and any adjournments and postponements thereof, shares with respect to which voting authority has been granted to the Proxies will be voted by the Proxies in accordance with their judgment.

Who Counts The Votes?

  Votes will be counted and certified by the Inspectors of Election, who are employees of Wells Fargo Bank, N.A., the Company's independent Transfer Agent and Registrar. If you are a Registered Holder, your executed Proxy Card is returned directly to Wells Fargo for tabulation. As noted above, if you hold your shares through a broker, your broker returns one Proxy Card to Wells Fargo on behalf of its clients.

How Much Does The Proxy Solicitation Cost?

  The Company has engaged the firm of Morrow & Co. to assist in distributing and soliciting proxies for a fee of $9,000, plus expenses. However, the proxy solicitor fee is only a small fraction of the total cost of the proxy process. The largest expense in the proxy process is printing and mailing the proxy materials. Proxies also may be solicited on behalf of the Company by directors, officers or employees of the Company in person or by mail, telephone or facsimile transmission. No additional compensation will be paid to such directors, officers, or employees for soliciting proxies. The Company will bear the entire cost of solicitation of proxies, including the preparation, assembly, printing and mailing of this Proxy Statement and the accompanying Proxy Card, Notice of Meeting, and Annual Report to Shareholders.

What Is The Deadline For Submitting Proposals To Be Considered At The 2006 Annual Meeting?

  Shareholder proposals requested to be included in the Company's 2006 Proxy Statement must be received by the Company not later than November 28, 2005. Even if a proposal is not submitted in time to be considered for inclusion in the Company's 2006 Proxy Statement, a proper shareholder proposal or director nomination may still be considered at the Company's 2006 Annual Meeting of Stockholders, but only if the proposal or nomination is received by the Company no sooner than January 11, 2006 and no later than February 10, 2006. All proposals or nominations a shareholder wishes to submit at the meeting should be directed to Michael T. Whealy, Corporate Secretary, First Data Corporation, 10825 Farnam Drive, Suite C-12, Omaha, Nebraska 68154.

PROPOSALS SUBMITTED FOR SHAREHOLDER VOTE

Proposal 1

ELECTION OF DIRECTORS

        The Board of Directors is divided into three classes serving staggered three-year terms. The terms of office of four current directors, Ms. Davis, Mr. Robinson, Mr. Schwartz and Mr. Weinbach expire at the 2005 Annual Meeting of Stockholders. Ms. Davis, Mr. Robinson, Mr. Schwartz and Mr. Weinbach have been nominated for reelection through the 2008 Annual Meeting of Stockholders or until a successor is elected and qualified. (See the Board of Directors section for information concerning all Directors.) In the case of a vacancy occurring during the year in any class, the Board of Directors may elect another director as a replacement, may leave the vacancy unfilled or may reduce the number of directors.

        The terms of Messrs. Burnham, Greenberg, Jones and Russell expire at the 2006 Annual Meeting of Stockholders. The terms of Mr. Fote, Mr. Kiphart and Ms. Spero expire at the 2007 Annual Meeting of Stockholders.

        A shareholder may (i) vote for the election of any one or more of the nominees, or (ii) withhold authority to vote for one or more of the nominees by so indicating on the Proxy Card. Your shares will be voted as you specify on the enclosed Proxy Card or as you instruct via the alternative voting procedure described on the Proxy Card. If you sign, date and return the Proxy Card without specifying how you want your shares voted, they will be voted for the election of the Director nominees. If unforeseen circumstances (such as death or disability) require the Board of Directors to substitute another person for any of the director nominees, your shares will be voted for that other person.

        Directors are elected by a plurality of votes of the shares represented at the meeting and entitled to vote. Therefore, if a quorum is present, the four nominees receiving the greatest number of votes will be elected. The effects of unvoted shares, abstentions and "broker non-votes" are discussed in the preceding Questions and Answers.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO RE-ELECT MS. DAVIS,
MR. ROBINSON, MR. SCHWARTZ AND MR. WEINBACH AS DIRECTORS FOR THREE-YEAR TERMS.

Proposal 2

APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES ISSUABLE UNDER THE
COMPANY'S EMPLOYEE STOCK PURCHASE PLAN BY 6,000,000 SHARES
OF THE COMPANY'S COMMON STOCK

        In May 1996, the Board and shareholders approved the First Data Corporation Employee Stock Purchase Plan ("ESPP"), a stock purchase plan that is intended to comply with the requirements of Section 423 of the Internal Revenue Code. A total of three million (3,000,000) shares of Common Stock, par value $0.01 per share, was approved for participant purchases under the ESPP. This total was adjusted to six million (6,000,000) shares as a result of the November 15, 1996 stock split. In May 2002, the shareholders approved the allocation of an additional three million (3,000,000) shares for issuance under the ESPP, bringing the total number of shares authorized for issuance thereunder to nine million (9,000,000). This total was adjusted to eighteen million (18,000,000) as a result of the June 4, 2002 stock split. As of January 1, 2005, fourteen million nine hundred eighty nine thousand one hundred four (14,989,104) shares had been issued under the ESPP. To date, the Company has repurchased shares on the open market to provide for all of the shares that have been issued under the ESPP.

        The Compensation and Benefits Committee (the "Compensation Committee"), through a delegation of authority from the Board, has approved an amendment to the ESPP to increase the number of shares available for issuance thereunder. The Company recognizes that the new accounting rules issued by the Financial Accounting Standards Board will create an expense for shares issued under the ESPP beginning in 2005, but will not alter the cashflow under the plan. However, the Company believes that the ESPP is a valuable employee benefit that assists the Company in its efforts to attract, retain and motivate valuable employees. The Company also believes that by incenting employee ownership of shares through the ESPP, employees' interests will be further aligned with those of shareholders and these benefits are well worth the additional expense recognized for accounting purposes. Unless the amendment is approved, the Company anticipates that the ESPP will have to be terminated shortly after the 2006 Annual Meeting of Stockholders because all of the shares currently authorized for issuance under the ESPP will have been issued.

        Proposed Amendment.    The proposed amendment seeks to allocate an additional six million (6,000,000) shares for issuance under the ESPP, bringing the total number of shares authorized for issuance thereunder to twenty-four million (24,000,000) shares.

Description of the ESPP

        The following is a summary of the ESPP, including the proposed amendment. This description is qualified in its entirety by reference to the amended and restated plan document, which includes the language of the proposed amendment in numbered paragraph 10, a copy of which is attached to this Proxy Statement as Exhibit A.

        Shares Available.    Three million ten thousand eight hundred ninety-six (3,010,896) shares were remaining to be issued under the ESPP as of January 1, 2005. If the proposed amendment is approved, nine million ten thousand eight hundred ninety-six (9,010,896) shares of the Company's Common Stock would then be available for future awards under the ESPP (less the number of shares purchased for the offering period ending March 31, 2005), subject to adjustment in the event of a stock split, stock dividend or other similar event.

        Eligibility.    All employees of the Company, and of such of its affiliates as may be designated as participating entities by the Equity Plan Committee, a committee composed of employees that has been established by the Compensation Committee, or such other committee as may be designated by the

Compensation Committee to serve as the administrative committee for the ESPP, are eligible to participate in the ESPP. Employees who own 5% or more of the total combined voting power or value of all classes of stock of the Company or an affiliate are, however, excluded from participation. As of March 1, 2005, approximately twenty nine thousand five hundred (29,500) employees were eligible to participate in the ESPP. Currently, nearly eleven thousand (11,000) employees participate in the ESPP.

        Participation and Payroll Deductions.    Employees who are eligible to participate in the ESPP elect to do so by filing a subscription agreement authorizing payroll deductions. Payroll deductions under the ESPP must be in whole dollar amounts or whole percentages with a minimum rate of $5 per week, $20 per month, or one percent of gross pay. Deductions for non-U.S. participants are determined at the discretion of the Equity Plan Committee. At the discretion of the Equity Plan Committee, payroll deductions may be limited to a percentage of compensation. The amounts deducted from participants' pay are reflected in an account maintained on the books and records of the Company. No interest is paid on the amounts credited to these accounts.

        Deduction Changes and Withdrawals.    Employees can change their rate of payroll deduction quarterly during an open enrollment window. This change becomes effective as of the beginning of the next offering period following receipt of a new subscription agreement. A participant can cease participating in the ESPP by giving notice at least two weeks prior to a purchase date (the last business day of the quarterly offering period), and receive the entire balance that has accumulated in his account through the date paid. A participant who withdraws from the ESPP can again participate at the start of any subsequent offering period by filing a new subscription agreement during the open enrollment window that precedes the start of such offering period.

        Purchases.    Purchases are made under the ESPP on a quarterly basis. Funds credited to a participant's account on the last business day of the quarter are used to purchase shares of Common Stock for the participant. Shares are purchased at 85% of fair market value on the purchase date, or at 85% of fair market value as of the first business day of the quarter, whichever price is lower. Purchases are subject to the aggregate limitation on the number of shares that are available under the ESPP and the ESPP limitations applicable to individual participants. Common Stock purchased is held in investment accounts for each participant. Dividends paid on the shares will be used to purchase additional Common Stock under the ESPP, unless the participant requests a cash dividend. Any shares held in a participant's account will be voted in accordance with the participant's instructions.

        Employees who have purchased shares of Common Stock under the ESPP have the right to receive a certificate or certificates for all or a portion of their shares. The certificates will be registered in the name of the participant or jointly with a member of the participant's family if the participant requested such joint ownership. Employees may sell acquired shares at any time; the Company has, however, the discretion to impose a holding period during which sales of the shares are restricted provided reasonable notice is given to participants. A participant's rights under the ESPP are not transferable by the participant during his or her lifetime.

        Limit on Purchase of Shares.    Participants are not permitted to purchase shares of Common Stock under employee stock purchase plans of the Company and its affiliates (including the ESPP) that would result in the participant purchasing shares valued in excess of $25,000 in any calendar year. For this purpose the value is determined with respect to the shares that are to be purchased in an offering period as of the first day of each offering period. In addition, no participant may purchase shares of Common Stock under the ESPP if the participant would own 5% or more of the total combined voting power or value of all classes of stock of the Company or an affiliate, taking into account the rights to purchase stock under the ESPP as stock owned by the participant.

        Termination of Employment.    When a participant terminates employment, payroll deductions under the ESPP cease. The balance in the participant's account as of the last day of the quarter in which the participant terminates will be used to purchase additional shares of Common Stock under the general purchase provisions of the ESPP. Participants have 30 days after the end of such quarter to sell their shares, transfer their shares to a retail brokerage account, or request a certificate for the Common Stock held in their investment account. If a participant takes no action during this 30-day period, the whole shares of Common Stock held in the participant's investment account will be transferred (net of fees) to the transfer agent in book-entry and a check will be issued to the participant for any fractional shares.

        Administration.    The ESPP is administered by the Equity Plan Committee, or such other committee as may be designated by the Board. The Equity Plan Committee has discretionary authority to interpret the ESPP and to make rules from time to time as necessary or appropriate, suspend or limit participation in the ESPP by non-U.S. entities, to adopt procedures or sub-plans, and to delegate ministerial functions to Company management. The Equity Plan Committee or its delegate may engage an agent to perform custodial and record keeping functions for the ESPP and to provide periodic status reports to the participants.

        Amendment and Termination of the ESPP.    The Board of Directors or its delegate may amend the ESPP, subject to shareholder approval for any changes which would cause the ESPP to be treated as a new plan for purposes of Section 423 of the Code (such as increasing the number of shares that may be available under the ESPP), and can terminate the ESPP at any time at its discretion. If the ESPP is terminated, all funds credited to participants' accounts will be transferred to a successor plan, if there is one, or will be refunded to the participants, and all certificates for the shares credited to each participant's investment account will be forwarded to the participant.

        Certain Federal Income Tax Effects of ESPP Participation.    The following discussion summarizes general principles of federal income tax law applicable to the ESPP and the shares of Common Stock acquired under the ESPP as of the date hereof. This overview should not be relied upon as being a complete description of the applicable United States federal income tax consequences of participation in the ESPP. In addition, this overview does not address the state, local or other tax aspects of participation in the ESPP.

        Except as explained below, the ESPP is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code. As such, participants may receive favorable tax treatment for purchases of shares under the ESPP. A participant will not recognize income with respect to purchases of shares under the ESPP until he sells or otherwise disposes of the shares. If the participant sells or otherwise disposes of the shares more than two years from the first day of the offering period in which such shares were purchased and the amount realized exceeds the purchase price, the participant will recognize ordinary compensation income equal to the lesser of (i) the excess of the fair market value of the shares as of the first day of the offering period over the purchase price and (ii) the amount realized over the purchase price. If the amount realized exceeds the fair market value of the shares on the first day of the offering period, such excess will be taxed as long-term capital gain. Under these circumstances, the employer will not receive a tax deduction for any compensation income recognized by the participant.

        If a participant sells or otherwise disposes of shares acquired under the ESPP prior to the end of the two year period described above, the participant will recognize as ordinary compensation income the excess of the fair market value of the shares as of the date of purchase over the purchase price, without regard to the amount realized upon such sale or disposition, and the Company will be entitled to a deduction for compensation expense equal to the ordinary income recognized by the participant. The amount of such compensation income will be added to the basis of the shares for purposes of determining the amount of gain or loss upon such disposition, and such gain or loss will be long or short-term capital gain depending upon how long such shares were held.

        The ESPP also authorizes the grant of options and issuance of shares that do not qualify under Section 423 of the Internal Revenue Code. This non-Section 423 compliant portion of the ESPP is primarily designed to provide for the grant of options to employees of subsidiaries of the Company in certain locations outside the United States ("U.S."), and in some situations to employees within the U.S. who are employed by a subsidiary entity that is not eligible to participate in the Section 423 portion of the ESPP. Neither these participants, nor the Company, receive favorable tax treatment with respect to the acquisition of shares under this portion of the ESPP. Such participants are subject to income tax when shares are purchased at the end of each purchase period, based on the difference between the fair market value of the shares on the date of purchase and the purchase price.

        The employing entity of such participants withholds the required amount of income and social tax from participants' wages, and reports the taxable income received and the taxes withheld to participants and tax authorities, to the extent legally required to do so under applicable laws. When shares acquired are subsequently sold, these participants are generally subject to capital gains tax on the difference between the sales price and the fair market value of the shares at the time of purchase, to the extent tax laws in the applicable jurisdiction so provide. For example, any such participants within the U.S. qualify for long-term capital gains tax treatment if they hold the shares for more than 12 months after the purchase date. Tax laws in other countries provide for different holding periods, and in some cases make no distinction between gains on the sale of stock and ordinary income.

        The discussion set forth above is intended only as a summary and does not purport to be a complete enumeration or analysis of all potential tax effects relevant to recipients of awards under the ESPP.

        Benefits Table.    The benefits that will be received by or allocated to eligible employees under the ESPP in the future cannot be determined at this time because the amount of contributions set aside to purchase shares of Common Stock under the ESPP (subject to the limitations discussed above) is within the discretion of each participant. The following table sets forth the dollar value and the number of shares purchased under the ESPP during the last fiscal year for (i) each of the Company's Named Executive Officers; (ii) all executive officers as a group, (iii) all directors who are not executive officers as a group; and (iv) all employees other than executive officers as a group.

Employee Stock Purchase Plan

Name and Position	Number of Shares Purchased	Dollar Value of Shares Purchased
Charles T. Fote, Chief Executive Officer	0	$0
Pamela H. Patsley, President, First Data Intl.	0	$0
Christina A. Gold, President, Western Union Financial Services	600	$25,990
Scott H. Betts, President, Enterprise Payments	0	$0
Michael D'Ambrose, Executive Vice President, HR	585	$25,277
All current executive officers as a group (10 persons)	2,106	$91,054
Non-executive director group	—	—
Non-executive officer employee group	1,790,179	$77,328,873

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2.

Proposal 3

APPROVAL OF AMENDMENTS TO THE COMPANY'S SENIOR EXECUTIVE INCENTIVE PLAN

        The Compensation and Benefits Committee of the Board (the "Compensation Committee") has approved an amendment to the Company's Senior Executive Incentive Plan, the annual cash incentive program established by the Compensation Committee that currently covers the Company's Chief Executive Officer and Chief Operating Officer (office currently vacant). The proposed amendment would expand the class of eligible participants under the plan to include, in addition to the Company's Chief Executive Officer, any executive officer of the Company who reports directly to the Chief Executive Officer and who is identified as eligible to participate in the plan by the Compensation Committee. The proposed amendment would also allow the Compensation Committee to use specified business performance goals in addition to or in lieu of earnings before interest expense and taxes (EBIT) to determine the annual incentive compensation payable, if any, to participants under the plan. In addition, the proposed amendment would increase the maximum annual award payable to the Chief Executive Officer under the plan from the level that was approved by the shareholders in 2001 and set maximum annual awards for the other participants. The Compensation Committee and the Board of Directors believe that the proposed amendment is necessary in order for the Company to fully deduct the annual incentive compensation that may be paid to certain executive officers who report directly to the Chief Executive Officer, to permit incentive compensation to be tied to the attainment of a broader range of performance goals that are relevant to the expanded group of participants, and to reflect market competitive compensation to the Chief Executive Officer and the other participants.

        Because the amendment alters material terms of the Senior Executive Incentive Plan, Section 162(m) of the Internal Revenue Code requires approval of the shareholders in order for the Company to deduct the full amount of incentive compensation paid under this program to any executive officer named in the Summary Compensation Table whose compensation for the taxable year exceeds $1 million. If shareholders do not approve the amendment to the Company's Senior Executive Incentive Plan, the Compensation Committee plans to continue to approve annual incentive compensation for certain executive officers of the Company consistent with its compensation philosophies; however, the Company may not be able to fully deduct such incentive compensation.

        Proposed Amendment.    The purpose of the Senior Executive Incentive Plan, as proposed to be amended, is to tie a significant portion of the annual pay of the Chief Executive Officer and of the executive officers reporting directly to the Chief Executive Officer to the annual financial performance of the Company and its business units. Under the proposed amendment, the Senior Executive Incentive Plan would provide direct incentives to the eligible executives by linking incentive award targets to Company and/or business unit performance based on one or more objective financial performance goals (described in detail below) which are pre-approved by the Compensation Committee. While the performance goals under the Senior Executive Incentive Plan could continue to be expressed as specified levels of EBIT, the proposed amendment authorizes the Compensation Committee to select among a broader range of financial criteria in order to determine the most appropriate performance incentives for the individual participants. In addition, the proposed amendment increases the maximum annual incentive award payable to the Chief Executive Officer under the Senior Executive Incentive Plan from $2 million to $3 million, and specifies that the maximum annual award payable to any other participant in the plan may not exceed $1.5 million. Finally, the proposed amendment eliminates the provision in the Senior Executive Incentive Plan that permits a participant, subject to the approval of the Compensation Committee, to receive in lieu of a cash incentive award stock options under the First Data Corporation 1992 Long-Term Incentive Plan.

Description of the Senior Executive Incentive Plan

        The following is a summary of the Senior Executive Incentive Plan, as proposed to be amended. This description is qualified in its entirety by reference to the Senior Executive Incentive Plan, as proposed to be amended, a copy of which is attached to this Proxy Statement as Exhibit B.

        Eligibility.    The class of eligible individuals consists of the Chief Executive Officer and any executive officer of the Company who reports directly to the Company's Chief Executive Officer and who is identified as eligible to participate in this Plan for all or part of a given Plan Year by the Compensation Committee.

        Business Criteria.    Each year, the Compensation Committee will pre-establish performance goals for the eligible executives under which annual cash incentive awards may be payable depending upon the achievement of the goals. Company-wide performance goals may be specified levels of EBIT, earnings per share, operating profit, return to shareholders (including dividends), return on equity, earnings, revenues, market share, cash flow, cost reduction goals, the attainment of a specified stock price, economic value added, or any combination of the foregoing. Division or business unit performance goals may be specified levels of revenue, operating profit, market share, pretax return on total capital, cost reduction goals, economic value added, or any combination of the foregoing. Using one or a combination of these criteria, which may be different for different participants, the Compensation Committee will establish target performance levels and will specify levels of payment for levels of performance expressed as a percentage of the target amount (the "formula").

        Award Determination.    At the end of the annual performance period, award payments will be determined based on actual performance against the formula(s). Although the annual award amounts generally will be determined pursuant to the formula(s), the Compensation Committee does retain discretion to reduce the amount of an award based on factors it selects. Under the proposed amendment, the maximum annual award amounts under the Senior Executive Incentive Plan are $3 million for the Chief Executive Officer and $1.5 million for all other participants. The Compensation Committee shall establish threshold performance levels which must be achieved at the corporate level and the division/business unit level (if applicable) before any Incentive Award shall be payable under this Plan.

        2005 Goals Established.    In February 2005, the Compensation Committee established performance goals for 2005, subject to approval of the amendment of the Senior Executive Incentive Plan by the shareholders. If the shareholders do not approve this amendment, the maximum award amount for 2005 will be $2 million for the Chief Executive Officer, the current limit under the Senior Executive Incentive Plan. In addition, because the Chief Executive Officer is the only Company officer currently covered under a plan meeting the requirements of Section 162(m) of the Internal Revenue Code, the failure of the shareholders to approve this amendment will likely result in a portion of any annual incentive compensation paid to certain of the other executive officers of the Company being nondeductible.

        The annual cost to the Company of the Senior Executive Incentive Plan, as proposed to be amended, will not exceed 10% of the average annual net income of the Company before taxes for the preceding five years.

        Benefits Table.    Set forth below are the incentive awards that could be received by the Chief Executive Officer and eligible executives in 2005 if the Company meets all established target performance levels.

Senior Executive Incentive Plan

Name and Position	Dollar Value of Award
Charles T. Fote, Chief Executive Officer	$1,400,000
Pamela H. Patsley, President, First Data Intl.	$600,000
Christina A. Gold, President, Western Union Financial Services	$700,000
Scott H. Betts, President, Enterprise Payments	$600,000
Michael D'Ambrose, Executive Vice President, HR	$600,000
All current executive officers as a group (9 persons)	$6,200,000

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 3.

Proposal 4

RATIFICATION OF SELECTION OF AUDITORS

        The Board of Directors recommends to the shareholders the ratification of the selection of Ernst & Young LLP, independent auditors, to audit the accounts of the Company and its subsidiaries for 2005. Ernst & Young LLP has served as the independent auditors for the Company or its predecessor entities since 1980. Consistent with regulations adopted pursuant to the Sarbanes-Oxley Act of 2002, the lead audit partner having primary responsibility for the audit and the concurring audit partner are rotated every five years.

        A representative of Ernst & Young LLP will be present at the meeting with the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Summary of Auditor's Fees for 2004

        Audit Fees.    Ernst & Young LLP's fees for the Company's annual audit were $10.0 million in 2004 and $4.3 million in 2003, including fees related to required statutory audits.

        Audit-Related Fees.    Ernst & Young LLP's fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements were $4.3 million in 2004 and $4.6 million in 2003. Audit-related services generally include fees for service auditor reviews, subsidiary audits, business acquisitions and accounting consultations.

        Tax Fees.    Ernst & Young LLP's fees for tax compliance, tax advice, and tax planning services to the Company were $2.5 million in 2004 and $2.0 million in 2003.

        All Other Fees.    Ernst & Young LLP did not receive any fees from the Company for all other professional services during 2004 or 2003.

        All non-audit services provided by the independent auditor in 2004 were pre-approved by the Audit Committee of the Board of Directors or, consistent with the pre-approval policy of the Audit Committee, by the Chairperson of the Audit Committee.

        In the event the shareholders fail to ratify the appointment, the Audit Committee of the Board of Directors will consider it a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Audit Committee, in its discretion, may select a new independent accounting firm at any time during the year if it feels that such a change would be in the best interest of the Company and its shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 4.

PROPOSALS OF SHAREHOLDERS

        The following two proposals were submitted by shareholders. If the shareholder proponent, or a representative who is qualified under state law, is present and submits such proposal for a vote, then the proposal will be voted upon at the Annual Meeting of Stockholders. The shareholder proposals and supporting statements are quoted verbatim in italics below.

Proposal 5

SHAREHOLDER PROPOSAL ON JOB LOSS AND DISLOCATION IMPACT STATEMENT

        The United Association S&P 500 Index Fund, 901 Massachusetts Avenue, N.W., Washington, D.C. 20001, has informed the Company that it intends to submit the following proposal at the 2005 Annual Meeting of Stockholders. The proponent has informed the Company that, as of December 22, 2004, it beneficially owned 72,849 shares of Common Stock of the Company.

        Management of the Company disagrees with the adoption of the resolution proposed below and asks shareholders to read through management's response, which follows the shareholder proposal.

Vote Required

        Approval of the shareholder proposal requires the affirmative vote of a majority of the shares of Company Common Stock present in person or represented by proxy and entitled to be voted on the proposal at the Annual Meeting of Stockholders.

Proponent's Proposal:

        Resolved: That the shareholders of First Data Corp ("Company") hereby request that the Company prepare and issue a Job Loss and Dislocation Impact Statement ("Impact Statement") that provides information relating to the elimination of jobs within the Company and/or the relocation of U.S.-based jobs by the Company to foreign countries over the past five years, as well as any planned job cuts or offshore relocation actions. Specifically, the Impact Statement should include information on the following:

  1.
  The decision-making process by which job elimination and job relocation decisions are made, including information on board of director, management, employee, and consultant involvement in the decision-making process;

  2.
  The total number of jobs and the type of jobs eliminated in the past five years or relocated to foreign countries in the past five years, including a description of alternative courses of action to job relocation that were considered;

  3.
  The estimated or anticipated cost savings associated with the job elimination or relocation actions taken by the company over the past five years;

  4.
  The impact on important corporate constituents including workers, communities, suppliers and customers; and

  5.
  The effect of job elimination and job relocation decisions on senior executive compensation over the past five years, including any impact such decisions have had on annual bonuses or long-term equity compensation granted to senior management.

        Supporting Statement: We believe that in order to achieve long-term corporate success a company must address the interests of constituencies that contribute to the creation of long-term corporate value. These include shareowners, customers, senior management, employees, communities, and suppliers.

        The Institute for Policy Studies/United for a Fair Economy recently issued a report "Executive Excess 2004: Campaign Contributions, Outsourcing, Unexpensed Stock Options and Rising CEO Pay," August 31, 2004. This report noted:

  Top executives at the 50 largest outsourcers of service jobs made an average of $10.4 million in 2003, 46 percent more than they as a group received the previous year and 28 percent more than the average large-company CEO. These 50 CEOs seem to be personally benefiting from a trend that has already cost hundreds of thousands of U.S. jobs and is projected to cost millions more over the next decade.

        The Impact Statement seeks to elicit information about the process by which our Company has determined to either reduce or relocate jobs to foreign countries over the past five years. We seek to learn more about the manner in which our Company allocates both the burdens of cost-cutting and the benefits of such decisions.

        We believe shareowners would benefit by having information about how much a company hoped to save by reducing jobs, how much it actually saved, and how much senior management was rewarded for such savings. In this way shareowners could begin to judge for themselves whether the company is being managed well for the long term or seeking short-term gains. Shareowners could also judge whether directors are providing appropriate incentives to senior management.

MANAGEMENT STATEMENT IN OPPOSITION TO SHAREHOLDER PROPOSAL

        First Data Corporation is an international company that provides services in more than 195 countries and territories. International growth is a key component of our global strategy. As of the second quarter 2004, approximately 29% of the Company's revenue is connected to services provided in a country other than the U.S. To effectively operate internationally, the Company employees a number of people outside of the United States. Currently, approximately 19% of our employees reside outside the U.S.

        Management is entrusted with the difficult decisions regarding hiring and terminating employees. Such decisions are never made in haste and are based upon our best business judgment to provide for the long-term interests of our shareholders. Management is provided long-term and short-term compensation based on the performance of the business. With each decision they make, their compensation provides incentive to make the best decision to maximize the Company's performance.

        Given our strong employment record in the U.S., our global strategy and the fact that management is compensated to maximize the Company's performance, we do not feel a study of this kind is necessary or an appropriate use of our Company's time and resources.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL 5.

Proposal 6

SHAREHOLDER PROPOSAL ON DIRECTOR LIABILITY

        The Sheet Metal Workers' National Pension Fund, Edward F. Carlough Plaza, 601 N. Fairfax Street, Suite 500, Alexandria, Virginia 22314, has informed the Company that it intends to submit the following proposal at the 2005 Annual Meeting of Stockholders. The proponent has informed the Company that, as of December 6, 2004, it beneficially owned 26,464 shares of Common Stock of the Company.

        Management of the Company disagrees with the adoption of the resolution proposed below and asks shareholders to read through management's response, which follows the shareholder proposal.

Vote Required

        Approval of the shareholder proposal requires the affirmative vote of a majority of the shares of Company Common Stock present in person or represented by proxy and entitled to be voted on the proposal at the Annual Meeting of Stockholders.

Proponent's Proposal:

        Resolved: That the shareholders of First Data Corp ("Company") urge the Board of Directors to initiate the process necessary to amend our Company's Certificate of Incorporation so that the Company directors will not be exempted from personal liability for monetary damages for grossly negligent conduct in the performance of their fiduciary duties.

        Supporting Statement: The fiduciary duties of directors of companies incorporated in Delaware, such as ours, can be summarized as duties of loyalty and care. The duty of care requires that directors inform themselves, prior to making a business decision, of all material information reasonably available to them, and once informed, they must act with requisite care in the discharge of their duties. A board of director's fulfillment of its duty of care is judged by a gross negligence standard, which means that a violation of the duty of care requires a finding of conduct that constitutes gross negligence.

        In 1986, the state of Delaware amended the Delaware General Corporation Law to permit Delaware corporations to include in their certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of the duty of care as a director, subject to certain limitations. Our Company has such a provision in its certificate of incorporation. It serves to protect our Company's directors, individually and collectively, from personal liability for monetary damages for violation of their duty of care resulting from gross negligence.

        The director liability change urged by the proposal would simply add an exception to the limitations on director personal liability for monetary damages, and expose directors to potential monetary liability for grossly negligent conduct. Directors who dedicate adequate time and are diligent in performing their board responsibilities will meet the demands of their duty of care. Directors that are found to be grossly negligent in the conduct of their duties as corporate stewards will be subject to potential personal liability for monetary damages caused by their actions. This heightened standard will encourage directors to demand the support and information necessary to enable them to meet the important responsibilities of their office.

        We recognize that our Company must be able to attract quality directors. We believe that making directors potentially liable for monetary damages for gross negligence strikes the appropriate balance between the need to attract quality directors and the need to promote director accountability. A reasonable limitation on a director's level of exposure to personal monetary damages may be in order to strike this balance. Further, we believe that such a change would increase director accountability to shareholders who elect them, improve the corporate decision-making process, and consequently improve long-term corporate value. We urge your support for this important governance reform.

MANAGEMENT STATEMENT IN OPPOSITION TO SHAREHOLDER PROPOSAL

        Like many public companies, the First Data Corporation Second Restated Certificate of Incorporation provides our directors a limited exemption from personal liability as allowed by Delaware law. The exemption does not limit liability for breaches of a director's fiduciary duty of loyalty nor the duty to act in good faith.

        The duty of good faith requires that directors act honestly, in the best interest of the Company, and in a manner that is not knowingly unlawful or contrary to public policy. A director can breach the duty of good faith by consciously and intentionally disregarding their responsibilities or acting with knowing or deliberate indifference. The exemption provided by the Company's current Certificate of Incorporation does not allow a director to ignore their responsibilities.

        The Delaware legislative body, in the official synopsis of the law allowing companies to provide the limited exemption from personal liability, explains the reason for the exemption as follows.

          Section 102(b)(7) and the amendments to Section 145 represent a legislative response to recent changes in the market for directors' liability insurance. Such insurance has become a relatively standard condition of employment for directors. Recent changes in that market, including the unavailability of the traditional policies (and, in many cases, the unavailability of any type of policy from the traditional insurance carriers) have threatened the quality and stability of the governance of Delaware corporations because directors have become unwilling, in many instances, to serve without the protection which such insurance provides and, in other instances, may be deterred by the unavailability of insurance from making entrepreneurial decisions. The amendments are intended to allow Delaware corporations to provide substitute protection, in various forms, to their directors and to limit director liability under certain circumstances.

        S. 533, 133d Gen Assembly 2, 65 Del. Laws ch 289, §§ 1-2 (1986).

        Attracting and retaining qualified directors is a challenging task. Subjecting directors to the potential for more litigation will only make that task more difficult. Management believes that the limitation allowed by the Delaware statute is a reasonable compromise to allow for the retention of qualified directors and limiting insurance expense for the Company. We do not believe an amendment to the Company's Certificate of Incorporation is necessary.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL 6.

SECURITY OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth, as of January 1, 2005, the beneficial ownership of Common Stock by all directors and nominees, each of the executive officers named in the Summary Compensation Table contained in this Proxy Statement and all directors and executive officers as a group. Each person has sole voting and investment power of the shares, except as noted.

Name	Amount and Nature of Beneficial Ownership(1)
Scott H. Betts	177,500
Daniel P. Burnham	44,049
Alison Davis	84,098
Michael D'Ambrose	50,899
Charles T. Fote	3,421,309
Christina A. Gold	139,517	(2)
Jack M. Greenberg	45,563
Courtney F. Jones	394,740
Richard P. Kiphart	3,166,217	(3)
Pamela H. Patsley	517,500
James D. Robinson III	354,981
Charles T. Russell	267,607
Bernard L. Schwartz	343,000
Joan E. Spero	216,678
Arthur F. Weinbach	134,315
All directors and executive officers as a group (20 persons)	11,022,850	(4)

(1)
The number of shares reported includes shares covered by options that are exercisable within 60 days of January 1, 2005 as follows: Mr. Betts, 177,500; Mr. Burnham, 44,049; Ms. Davis, 84,098; Mr. D'Ambrose, 50,000; Mr. Fote, 3,282,084; Ms. Gold, 137,500; Mr. Greenberg, 44,049; Mr. Jones, 344,412; Mr. Kiphart, 87,026; Ms. Patsley, 507,500; Mr. Robinson, 236,642; Mr. Russell, 247,453; Mr. Schwartz, 239,935; Ms. Spero, 216,678; Mr. Weinbach, 134,315; all directors and executive officers as a group; 7,470,481.
(2)
Includes 20 shares held with Ms. Gold's husband in a broker-directed account.
(3)
Includes 43,432 shares held by Mr. Kiphart's daughter.
(4)
The percent of outstanding Common Stock beneficially owned by all directors and executive officers as a group is approximately 1.37%. The percentage beneficially owned by any director or nominee does not exceed 1%.

BOARD OF DIRECTORS

Name and Age	Principal Occupation, Business Experience and Directorships	Director Since
Daniel P. Burnham Age 58	Chairman of Raytheon Company from August 1999 to January 2004 and Chief Executive Officer from December 1998 to July 2003. Mr. Burnham joined Raytheon Company as President and Chief Operating Officer in July 1998. He is a Director of Green Hills Software, Inc. Mr. Burnham is a Trustee of the Logistics Management Institute and a Member of The Business Council. He is past Chairman of both the President's National Security Telecommunications Advisory Committee and the National Minority Supplier Development Council.	2003
Alison Davis Age 43	Managing Director of Belvedere Capital, a private equity firm focused on investments in the financial services sector. Ms. Davis was Chief Financial Officer of Barclays Global Investors from June 2000 to March 2003. From 1993 to 2000, she was a senior partner and practice leader with A.T. Kearney, Inc. and, from 1984 to 1993, she held several positions with McKinsey & Company. Ms. Davis is a Director of Les Concierges and Broadlane.	2002
Charles T. Fote Age 56
	Chairman of the Company since January 2003, President and Chief Executive Officer of the Company since January 2002, and a Director of eONE Global General Partner II, LLC, a majority-owned subsidiary of the Company, since March 2003. Mr. Fote served as President and Chief Operating Officer of the Company from September 1998 to January 2002. He served as Executive Vice President of the Company from its initial public offering in April 1992 until September 1998. Mr. Fote also served as President of Integrated Payment Systems ("IPS") from December 1989 through December 1991. From 1985 until 1989, he was Executive Vice President of the Payment Products division of TRS, the predecessor of IPS.	2000
Jack M. Greenberg Age 62	Chairman (from May 1999) and Chief Executive Officer (from August 1998) of McDonald's Corporation until December 2002. Mr. Greenberg joined McDonald's Corporation as Executive Vice President and Chief Finance Officer and as a member of the Board of Directors in 1982. Mr. Greenberg is a Director of Abbott Laboratories, The Allstate Corporation, Hasbro, Inc. and Manpower Inc.	2003

Courtney F. Jones Age 65
	Managing Director in charge of the New World Banking Group of Bankers Trust from December 1997 to July 1999. Mr. Jones has periodically provided consulting services for various companies since 1999. He was a Managing Director in Merrill Lynch's Investment Banking Division from July 1989 to December 1990. Prior thereto, he served as Chief Financial Officer, Executive Vice President and a member of the Board of Directors for Merrill Lynch & Co. Inc. From February 1982 to September 1985, Mr. Jones served as Treasurer and Secretary of the Finance Committee of the Board of Directors of General Motors Corporation. He also was formerly a Director of General Motors Acceptance Corporation and General Motors Insurance Company.	1992
Richard P. Kiphart Age 63
	Head of Corporate Finance/Investment Banking of William Blair & Company since 1995. Mr. Kiphart joined William Blair in 1965, served in the U.S. Navy as Junior Officer in 1966, then rejoined William Blair, becoming a General Partner of the firm in 1972. He was head of Equity Trading from 1972 to 1980 and joined Corporate Finance/Investment Banking in 1980. Mr. Kiphart is a Director of SAFLINK Corporation, Advanced Biotherapy, Inc. and Nature Vision, Inc. He is Chairman of Merit Music School and is on the Board of Directors of the Erikson Institute, Lyric Opera of Chicago and DATA (Debt AIDS Trade Africa).	2004
James D. Robinson III Age 69
	Director of eONE Global General Partner II, LLC, a majority-owned subsidiary of the Company, since December 2002. He is a General Partner and co-founder of RRE Ventures, a private information technology venture investment firm and President of J.D. Robinson, Inc., a strategic advisory firm. Mr. Robinson previously served as Chairman and Chief Executive Officer and as a Director of American Express from 1977 until February 1993. He is a Director of Bristol-Myers Squibb Company, The Coca-Cola Company, Novell, Inc. and several privately owned companies. Mr. Robinson is a member of the Business Council and the Council on Foreign Relations. He is Honorary Co-Chairman of Memorial Sloan-Kettering Cancer Center, an honorary Trustee of the Brookings Institution and Chairman Emeritus of the World Travel and Tourism Council Institution.	1992
Charles T. Russell Age 75	Director of eONE Global General Partner II, LLC, a majority-owned subsidiary of the Company, since December 2002. He served as President and Chief Executive Officer of both VISA International and VISA USA from 1984 to January 1994. Mr. Russell joined VISA in 1971. He serves on the Board of Visitors at the University of Pittsburgh's Joseph M. Katz School of Business.	1994

Bernard L. Schwartz Age 79
	Chairman of the Board of Directors and Chief Executive Officer of Loral Space & Communications, Ltd., a high-technology company focused on satellite manufacturing and satellite services since 1996. He served as Chairman of the Board of Directors and Chief Executive Officer of Loral Corporation, a leading defense electronics business, from 1972 to 1996. Mr. Schwartz serves as a Trustee of New York University Hospitals Center, Thirteen/WNET Educational Broadcasting Corporation, the New-York Historical Society, Third Way and Baruch College. At Johns Hopkins University's School of Advanced International Studies he established the Forum on Constructive Capitalism and serves on the Advisory Council. Mr. Schwartz is a Trustee of the New School, where he established the Center for Economic Policy Analysis. In addition, he is a Member of the Democratic Leadership Council and a Director of the New America Foundation. Mr. Schwartz also is Chairman of the Board of Directors of K&F Industries, and a Director of Satelites Mexicanos, S.A.	1992
Joan E. Spero Age 60
	President of the Doris Duke Charitable Foundation since January 1997. Ms. Spero was Undersecretary of State for Economic, Business and Agricultural Affairs from 1993 to 1997. From 1981 to 1993, Ms. Spero held several offices with American Express Company, the last being Executive Vice President, Corporate Affairs and Communications. Prior to that Ms. Spero was Ambassador to the United Nations for Economic and Social Affairs from 1980 to 1981 and she was an Assistant Professor at Columbia University from 1973 to 1979. Ms. Spero is a director of Delta Air Lines, Inc. and IBM. She is a member of the Board of Trustees of the Wisconsin Alumni Research Foundation, the Council on Foreign Relations and Columbia University.	1998
Arthur F. Weinbach Age 61	Chairman and Chief Executive Officer of Automatic Data Processing Inc. ("ADP") since 1998. Mr. Weinbach joined ADP in 1980 and has served as an ADP Director since 1989. He is also a Director of Schering-Plough Corp. as well as serving on the Boards of New Jersey Seeds, New Jersey Institute of Technology and the United Way of Tri-State.	2000

GOVERNANCE OF THE COMPANY

        In accordance with applicable Delaware law, the business of the Company is managed under the direction of its Board of Directors. Pursuant to the Company's Second Amended and Restated Certificate of Incorporation, the Board of Directors is to consist of not less than one nor more than fifteen Directors. Directors are divided into three classes and Directors in each class are elected for a three-year term. During 2004, the Board of Directors met nine times (not including committee meetings). Each of the Directors attended at least 75% of the aggregate number of meetings of the Board and Board committees on which they served during 2004.

COMPENSATION OF DIRECTORS

        Directors who are not employees of the Company or its affiliates were paid an annual retainer of $50,000. In addition, a non-employee chairperson of a standing committee receives an annual retainer of $8,000. Because of the additional time commitment required of the chairperson of the special Oversight Committee established by the Board, the chairperson of the Oversight Committee receives an annual retainer of $60,000. Non-employee directors have the option of electing to receive all or a portion of the annual retainer fees in the form of stock option grants pursuant to the First Data Corporation 1993 Director's Stock Option Plan. Non-employee directors also receive annual grants of non-qualified options pursuant to the same plan. Each non-employee director receives options for 20,000 shares of Common Stock upon commencing services as a director and options for 8,000 shares of Common Stock on the date of each annual shareholders' meeting thereafter, except that on the fourth annual shareholders' meeting after the initial grant and every third annual shareholders' meeting thereafter, instead of options for 8,000 shares, each non-employee director receives options for 28,000 shares. Each non-employee director who serves at the request of the Company on the governing board of an entity in which the Company has a significant ownership or business interest also receives options for 4,000 shares of Common Stock upon initial appointment to that board and options for 4,000 shares of Common Stock each year thereafter as long as he or she remained a non-employee director and continued to serve on such board at the request of the Company. Directors are reimbursed for their actual expenses incurred in attending Board, committee and shareholder meetings, including those for travel, meals and lodging.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        Any shareholder who desires to contact the non-management directors or the other members of the Company's Board of Directors may do so by writing to: First Data Corporation, Board of Directors, 10825 Farnam Drive, Suite C-12, Omaha, Nebraska 68154. Communications that are intended specifically for non-management directors should be addressed to the attention of the Chairperson of the Corporate Governance Committee. All communications will be forwarded to the Chairperson of the Corporate Governance Committee unless the communication is specifically addressed to another member of the Board, in which case, the communication will be forwarded to that director.

        Although the Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company's Annual Meeting of Stockholders, it encourages directors to attend. All directors attended the 2004 Annual Meeting of Stockholders.

NOMINATION OF DIRECTORS

        The Board is responsible for nominating directors for election by the shareholders and filling any vacancies on the Board that may occur. The Corporate Governance Committee is responsible for identifying, screening and recommending candidates to the Board for Board membership. In formulating its recommendations, the Corporate Governance Committee will consider recommendations offered by any shareholder, director or officer of First Data.

  Director Qualifications

        General criteria for the nomination of director candidates include experience, high ethical standards and integrity, skills, diversity, ability to make independent analytical inquiries, understanding of the Company's business environment, and willingness to devote adequate time to Board duties — all in the context of an assessment of the perceived needs of the Board at that point in time. The Board believes that independent outside directors should constitute a majority of the Board of Directors. In exercising its Director nomination responsibilities, the Corporate Governance Committee considers women and minority candidates consistent with the Company's nondiscrimination policies. The Board also believes that it should generally have no fewer than eight and no more than twelve directors. This range permits diversity of experience without hindering effective discussion or diminishing individual accountability. Each director is expected to ensure that other existing and planned future commitments do not materially interfere with the member's service as a Board or committee member.

  Shareholder Nominees

        Shareholder recommendations may be submitted to the Secretary of the Company at 10825 Farnam Drive, Suite C-12, Omaha, Nebraska 68154, and they will be forwarded to the Corporate Governance Committee members for their consideration. Any such recommendation should include:

  •
  the number of shares of the Company held by the shareholder;

  •
  the name and address of the candidate;

  •
  a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above; and

  •
  the candidate's signed consent to serve as a director if elected and to be named in the Proxy Statement.

        Once the Company receives the recommendation, the Company may request additional information from the candidate about the candidate's independence, qualifications and other information that would assist the Corporate Governance Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in the Company's Proxy Statement, if nominated. Candidates must complete and return the questionnaire within the time frame provided to be considered for nomination by the Corporate Governance Committee.

INDEPENDENCE OF DIRECTORS

        The Board of Directors believes that a majority of its members are independent outside directors. A director is independent if they have had no material relationship with the Company and otherwise satisfy the independence requirements of the New York Stock Exchange. The Board believes that the following relationships are immaterial for purposes of determining independence: (i) owning or holding options to acquire First Data Common Stock, (ii) service as an officer or employee of First Data or its subsidiaries that ended more than five years ago, (iii) any prior service as an interim Chief Executive Officer of First Data, (iv) employment or affiliation with the auditor of First Data that ended more than five years ago, (v) having a family member that is an employee but not an executive officer of First Data, (vi) any relationship that is not required to be disclosed in the Company's annual Proxy Statement, and (vii) owning part of a company in which First Data also has an ownership interest if there is no other material relationship between First Data and such company. All other relationships are reviewed on a case-by-case basis. The Board has reviewed the independence of the current directors under these standards and found Mr. Burnham, Ms. Davis, Mr. Greenberg, Mr. Jones, Mr. Russell, Mr. Schwartz, Ms. Spero, and Mr. Weinbach to be independent.

COMMITTEES OF THE BOARD OF DIRECTORS

        The members of the Audit Committee are Courtney F. Jones (Chairperson), Alison Davis and Arthur F. Weinbach. The Audit Committee consists of three or more directors each of whom the Board has determined has no material relationship with the Company and each of whom is otherwise "independent" under the rules of the New York Stock Exchange. No director may serve as a member of the Audit Committee if such director serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee. All Audit Committee members must be financially literate, and at least one member must have accounting or related financial management expertise. The Board of Directors has determined that Ms. Davis, Mr. Jones and Mr. Weinbach are audit committee financial experts as defined by Item 401(h) of Regulation S-K of the Securities and Exchange Commission. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to: (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, including the Company's disclosure controls and procedures, (iii) the independent auditor's qualifications and independence, (iv) the performance of the Company's internal audit function and independent auditors, and (v) the Company's contingency plans for business continuity.

        The Audit Committee has established a policy to pre-approve all audit and non-audit services provided by the independent auditor. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year. Any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. Once pre-approved, the services and pre-approved amounts are monitored against actual charges incurred and modified if appropriate. The Audit Committee has delegated pre-approval authority to its Chairperson when expedition of services is necessary. The Chairperson must report all such pre-approvals to the entire Audit Committee at the next committee meeting. Since May 2003, the effective date of the Securities and Exchange Commission's new rule regarding pre-approval, all audit and non-audit services provided by the independent auditor have been pre-approved. During 2004, the Audit Committee met fifteen times.

        The members of the Compensation and Benefits Committee (the "Compensation Committee") are Charles T. Russell (Chairperson), Daniel P. Burnham and Bernard L. Schwartz. The Compensation Committee consists of three or more directors, each of whom the Board has determined has no material relationship with the Company and is otherwise independent under the rules of the New York Stock Exchange. The Compensation Committee is responsible for (i) establishing the Company's general compensation philosophy, and overseeing the development and implementation of compensation programs, (ii) with input from the Board of Directors, reviewing and approving corporate goals and objectives relevant to the compensation of the CEO and other management, evaluating the performance of the CEO and other management in light of those goals and objectives, and setting the CEO's and other management's compensation levels based on this evaluation, (iii) administering and interpreting all salary and incentive compensation plans for officers, management and other key employees, (iv) reviewing senior management compensation, (v) reviewing management organization, development and succession planning, (vi) taking any actions relating to employee benefit, compensation, and fringe benefit plans, programs, or policies of the Company, (vii) establishing, overseeing and delegating authority to employee committees with respect to employee benefit plans, (viii) overseeing regulatory compliance with respect to compensation matters, (ix) reviewing and approving severance or similar termination payments to any executive officer of the Company, (x) preparing reports on executive compensation, (xi) reporting activities of the Compensation Committee to the Board of Directors on a regular basis and reviewing issues with the Board as the Compensation Committee deems appropriate, and (xii) preparing an annual performance evaluation of the Compensation Committee. The Compensation Committee regularly consults with independent compensation advisors in performing its duties. During 2004, the Compensation Committee met six times.

        The members of the Corporate Governance Committee, which consists of two or more directors who have no material relationship with the Company and are otherwise independent under the rules of the New York Stock Exchange, are Joan E. Spero (Chairperson), Alison Davis, Jack M. Greenberg and Bernard L. Schwartz. All the members of the Corporate Governance Committee meet the independence standards set forth in the rules of the New York Stock Exchange. The Corporate Governance Committee is responsible for (i) establishing criteria for selecting new Directors, (ii) assessing, considering and recruiting candidates to fill positions on the Board of Directors, (iii) recommending the director nominees for approval by the Board of Directors and the shareholders, (iv) establishing and recommending to the Board of Directors guidelines for the removal of directors, (v) reviewing the desirability of and recommending policies from time to time regarding term limits and mandatory retirement for directors, (vi) reviewing at least annually and recommending modifications to the Board of Directors corporate governance guidelines, (vii) advising the Board of Directors with respect to the charters, structure, operations and membership qualifications for the various Board committees of the Board of Directors, (viii) establishing and implementing self-evaluation procedures for the Board of Directors and its committees, (ix) reviewing and making recommendations regarding the succession plans relating to positions held by senior executive officers of the Company; and (x) reviewing shareholder proposals submitted for inclusion in the Company's proxy statement. During 2004, the Corporate Governance Committee met four times.

        The members of the Executive Committee are James D. Robinson III (Chairperson), Charles T. Fote and Courtney F. Jones. The Executive Committee meets in place of the full Board of Directors in intervals between meetings of the Board. The Executive Committee may act on behalf of the Board of Directors on all matters permitted by the General Corporation Law of the State of Delaware. The Executive Committee met two times in 2004.

        The Oversight Committee consists of one or more directors who, in the judgment of the Board of Directors, have no material relationship with the Company and are otherwise independent under the rules of the New York Stock Exchange. The Oversight Committee's current membership consists of Courtney F. Jones (Chairperson), who also serves as Chairperson of the Audit Committee. The Oversight Committee is responsible for (i) reviewing intercompany transactions and relationships that involve potential conflicts of interest with related parties, (ii) establishing policies and procedures regarding relationships with related parties, (iii) reviewing compliance with such policies and procedures, and (iv) approving in advance transactions or relationships involving an actual or potential conflict of interest between the Company and related parties in cases in which management or the Oversight Committee deems approval is required to protect the interests of shareholders of the Company. During 2004, the Oversight Committee met eight times.

        The non-management directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. The Chairperson of the Corporate Governance Committee, currently Ms. Spero, is the presiding director at these meetings.

        Each committee operates under a charter approved by the Board. Committee charters are posted on the Company's web site at http://ir.firstdata.com/governance.cfm. In addition, the Audit Committee charter is included as Exhibit C to this Proxy Statement.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors of the Company oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.

        In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements of the Company and its subsidiaries set forth in the Company's 2004 Annual Report to Shareholders and the Company's Annual Report on Form 10-K for the year ended December 31, 2004 with management of the Company. The Audit Committee also discussed with Ernst & Young LLP, independent auditors for the Company, who are responsible for expressing an opinion on the conformity of those audited financial statements with United States generally accepted accounting principles, the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended. The Statement on Auditing Standards No. 61 communications include, among other items, matters relating to the conduct of an audit of the Company's financial statements under the standards of the Public Company Accounting Oversight Board (U.S.).

        The Audit Committee has received the written communication from Ernst & Young LLP required by Independence Standards Board Standard No. 1, has considered the compatibility of nonaudit services with the auditors' independence, and has discussed with Ernst & Young LLP their independence from the Company.

        In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for 2004 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
Courtney F. Jones (Chairperson)
Alison Davis
Arthur F. Weinbach

REPORT OF THE CORPORATE GOVERNANCE COMMITTEE

        The Corporate Governance Committee of the Board of Directors of the Company (i) identifies and recommends to the Board nominees for election as directors at each annual meeting of shareholders and to fill vacancies on the Board, (ii) develops and recommends to the Board corporate governance principles applicable to the Company, and (iii) establishes evaluation procedures for the Board and its committees that conduct self-evaluations.

        The Corporate Governance Committee seeks to identify and recommend governance policies that reflect best practices among corporations, conform with legislative and regulatory requirements, and are in the best interest of the Company. In fulfilling that responsibility, the Corporate Governance Committee periodically reviews the governance practices of the Company against the standards of practice of other companies as well as practices recommended by outside experts.

        In fulfilling its responsibilities to identify and recommend directors, the Corporate Governance Committee will review any candidate recommended by the shareholders of the Company in light of the Corporate Governance Committee's criteria for selection of new Directors. The Corporate Governance Committee seeks to create a Board that defines and enforces standards of accountability that enable executive management to execute their responsibilities fully and in the interests of shareholders.

Nominees for director are selected on the basis of their strength of character, judgment, business experience, specific areas of expertise, factors relating to the composition of the Board (including its size and structure) and principles of diversity. In exercising its Director nomination responsibilities, the Corporate Governance Committee considers women and minority candidates consistent with the Company's nondiscrimination policies.

        From time to time, the Company has engaged third parties to identify potential candidates, gather information regarding potential candidates, and provide an evaluation of such candidates. The Company may continue to engage such third parties in the future.

CORPORATE GOVERNANCE COMMITTEE
Joan E. Spero (Chairperson)
Alison Davis
Jack M. Greenberg
Bernard L. Schwartz

REPORT OF THE OVERSIGHT COMMITTEE

        The Oversight Committee assists the Board of Directors of the Company in overseeing certain transactions between the Company and related parties, including partially-owned affiliates of the Company, to protect the interests of the Company. In reviewing transactions and creating policies and procedures, the Oversight Committee considers a number of factors, including the interests of the Company, the significant investment that the Company has made in partially-owned entities, the importance of the business objectives of these partially-owned entities to the Company and the present and future value of the related parties to the Company.

OVERSIGHT COMMITTEE
Courtney F. Jones (Chairperson)

EXECUTIVE COMPENSATION REPORT BY THE COMPENSATION
AND BENEFITS COMMITTEE

        The Compensation and Benefits Committee (the "Compensation Committee") establishes executive compensation policies and employee benefit plans for senior executives, including the Named Executives. We believe that compensation plays a vital role in achieving short and long-term business objectives that ultimately drive long-term business success. We seek to attract, motivate, and retain exceptional business leaders with demonstrated leadership capabilities to provide innovative solutions while meeting aggressive long-term business objectives.

        Our compensation programs are designed to focus the executives on the Company's critical objectives that translate into long-term shareholder value. A large percentage of our executive officers' compensation package varies based on company, business segment, and individual performance. We also use equity compensation such as longer-term stock options and restricted stock awards to align the executive's interest with the interests of our shareholders.

        The Compensation Committee sets compensation by taking into consideration market data and the performance and leadership abilities of each of the executives. The Compensation Committee compared the pay levels in 2004 to:

  1)
  companies who are in similar and related industries, and whose revenue size is comparable,

  2)
  high-growth companies who have a history of achieving double digit growth (similar to First Data), and

  3)
  companies that broadly reflect financial services/processing companies of similar scope and complexity.

        While base pay generally is set near the 50th percentile of a comparable peer group, the incentive plans are targeted more to the 75th percentile of the peer group to focus the executives on achieving aggressive goals.

Elements of Executive Compensation

        The CEO and Named Executives' total compensation is a combination of base salary, annual incentive compensation, stock options, restricted stock and a long-term incentive cash award. For these executives, the Compensation Committee has determined that a significant portion of total compensation should be comprised of "at-risk," performance-based components. The at-risk components are structured to reward results that benefit shareholders and are not earned unless specific, pre-established goals are met.

        Base Salary.    Annually, the Compensation Committee reviews and determines the base salaries of the CEO and the Named Executives. The Compensation Committee bases its determination on many factors, including results achieved, future potential, scope of responsibility and experience, and competitiveness of the compensation.

        Annual Incentive Compensation.    For the Named Executives, except the CEO, the Compensation Committee established an annual incentive compensation plan in 2004 to focus the executive on combined teamwork to meet or exceed First Data's overall financial goals, business segment goals for which the executive is directly responsible, and a set of personal goals to include leadership, development and other goals to further the long-term interests of the Company. When these goals are achieved, the executive earns the annual bonus target set by the Compensation Committee at the beginning of the year. The Compensation Committee will adjust the bonus payment up or down based on other factors including results that strengthen or weaken the financial position of the business segment.

        The Compensation Committee approved special cash bonus awards to Named Executives in 2005 that will be payable in March, 2006. The Compensation Committee awarded bonus payments under the annual plan and made the special cash bonus award to recognize strong performance of the merchant and payments segments, the significant progress made to integrate the recently acquired Concord EFS, Inc., and the continued strong international expansion of the Company, as well as to maintain compensation for these individuals that is competitive in the market.

        For 2005, the Compensation Committee is requesting shareholders to approve the amended Senior Executive Incentive Plan for the Named Executives in order for the company to take advantage of the tax deduction allowed by Section 162(m) of the Internal Revenue Code. This plan will tie the executives' annual incentive compensation to the overall financial goals of the Company and their business unit financial goals. This allows the Company to take full advantage of the tax deductibility for these bonus payments allowed by law.

        Long-Term Incentive Compensation.    In early 2004, the Compensation Committee granted a combination of stock options and restricted stock awards to further align the Named Executives interests to the long-term health of the Company and the interests of the shareholders. The stock options have a 10-year term and vest 25% each year. The restricted stock awards have a 5-year cliff vest, but to provide additional incentive to the executives, the awards will vest anytime after 3 years from the grant date if the stock price is above $70 per share for 30 days.

        Since 1993, the executives have participated in a cash plan called the Shareholder Value Plan. Based upon an analysis by the Compensation Committee's independent compensation consultants regarding the effectiveness of this plan, the Compensation Committee decided not to make a grant under the plan for 2005. The Compensation Committee intends to review the plan during 2005 and decide whether to abandon or modify the plan for future years. The executives received a grant under this plan in 2004 and there is a banked award payable in 2004. A description is noted below.

        Under the Shareholder Value Plan, performance units were awarded each year at the beginning of a two-year performance period to the CEO and the Named Executives. The value of the performance unit awards were determined at the end of this period by measuring the Company's total shareholder return compared to the total shareholder return of the companies in the S&P 500 Index over the same period (subject to the Compensation Committee's discretion to adjust downward). It was required that the total shareholder return on the Company's common stock exceed that of 50% of the companies in the S&P 500 index to trigger a payout. The awards reached their maximum value if the percentage increase in the price of the Company's common stock, plus dividends, exceeded that of 75% of the companies in the S&P 500 Index. This award amount was banked for an additional two-year period and increased annually by an amount equal to 50% of the Company's return on equity percentage or, if the return on equity is negative, decreased by an amount equal to 100% of the Company's return on equity percentage. The increase in the Company's common stock during the Shareholder Value Plan performance period beginning January 1, 2003 and ending December 31, 2004 was at the 24th percentile of the companies in the S&P 500 Index resulting in $0 unit value award to Mr. Fote and the Named Executives.

Deferred Compensation Plans

        All U.S. First Data employees are eligible to participate in the First Data Incentive Saving Plan and the Employee Stock Purchase Plan. The Company also offers a Supplemental Incentive Savings Plan to a group of about 2,300 senior U.S. employees. As U.S. employees, Mr. Fote and the Named

Executives are eligible to participate in these First Data deferred compensation plans as described below.

        First Data Incentive Savings Plan.    The First Data Incentive Savings Plan is a qualified 401(k) plan, in which all Named Executives are limited to a 6% contribution rate. After one year of service, participants receive a dollar-for-dollar company matching contribution up to 3% of eligible compensation. After five years of First Data service, they receive additional service-related contributions equal to 1.5% of their eligible compensation; this contribution increases to 3% after ten years of First Data service. Mr. Fote also receives an additional contribution equal to 3.4% of his eligible compensation in connection with the freezing of a defined benefit retirement plan in 1997.

        In September 2004, First Data was honored with a national Signature Award from the Profit Sharing / 401(k) Council of America for our results in increasing participation in the First Data Incentive Savings Plan. Through employee education and communication, plan participation increased from 52% (December 2002) to 70% (December 2004).

        Employee Stock Purchase Plan.    The Employee Stock Purchase Plan is a discounted stock purchase plan, operating under Section 423 of the Internal Revenue Code. Monies accumulated through payroll deductions are used to make quarterly purchases of FDC common stock at a 15% discount from the lower of the market price at the beginning or end of the quarter. We are proud that nearly 11,000 of our employees participate in the program.

        Supplemental Incentive Savings Plan.    The Named Executives are eligible to participate in an unfunded non-qualified deferred compensation plan. This serves as a supplement to the Incentive Savings Plan (referenced above) as an additional way to defer compensation on a pre-tax basis.

Use of Consultants

        The Compensation Committee has retained The Hay Group for a number of years as an independent consultant to assist them in structuring appropriate and competitive executive compensation packages. The Compensation Committee also hired Brian Foley & Company, Inc. and Johnson Associates, Inc. in 2004 to independently review the pay components and pay levels of the CEO and Executive Committee members to determine if the pay plans drive performance and if they are aligned with the best interest of First Data's shareholders. Foley and Johnson recommended changes for the Compensation Committee to consider to better attract and retain the leadership talent required to achieve double digit growth goals. The Compensation Committee has worked with The Hay Group to address the recommendations from this analysis, including changes in relevant peer groups to consider in reviewing market data and adjustments to the annual bonus plan, which is addressed in Proposal 3 of this Proxy Statement.

        The Company also engaged external experts to review and report on the fiduciary structure used by the Company to oversee plans subject to ERISA requirements. The Compensation Committee modified the structure for fiduciary oversight of those plans in response to that report.

Performance Reviews

        Annually in February, the outside Board members and the CEO mutually develop goals for Mr. Fote in several major areas. The Compensation Committee also has a formal process for providing a performance review and feedback to the CEO. In reviewing Mr. Fote's 2004 performance, the Board acknowledged his accomplishments in the following key areas: achieving consolidated revenue growth of 19%, improved cash flow, successful integration of the Concord acquisition, continued growth of business in Western Union, and growth of the leadership talent pool. The Compensation Committee, in conjunction with the full Board also established goals for 2005 for Mr. Fote.

        Similarly, Mr. Fote reviews his assessment of each member of the Named Executives with the outside Board members and receives their input. Mr. Fote then meets with each individual to discuss performance and to set performance goals for the year.

CEO Compensation

        Annually, the non-employee Directors meet in Executive Session to evaluate Mr. Fote's performance and to determine future compensation.

        In February 2004, the Compensation Committee approved an annual salary for Mr. Fote of $1.1 million.

        The Senior Executive Incentive Plan, approved by shareholders, provides an annual incentive opportunity for the CEO based on achieving aggressive improvements in performance of the Company as measured by earnings before interest expense and taxes (EBIT). For 2004, the Compensation Committee also established earnings per share targets to guide the Compensation Committee in exercising its discretion to reduce (but not increase) the amount otherwise payable under this Plan. The Compensation Committee awarded Mr. Fote a $1.1 million annual incentive award for 2004 to reflect its assessment of his performance against the EBIT and EPS targets set by the Compensation Committee. The Company had a substantial increase in the EBIT metric over 2003, as calculated by the Company, and reported EPS from continuing operations of $2.22, a 19% growth over 2003.

        In February 2005, the Compensation Committee awarded Mr. Fote a restricted stock award for 100,000 shares and options to purchase 300,000 shares to further align his interests with the interests of the shareholders. The restricted stock award vests in increments of one-fourth each year with the first increment vesting on February 23, 2005. The options were granted under the Company's 2002 Long-Term Incentive Plan and carry an exercise price of $40.075 per share, 100% of the fair-market value of the underlying common stock on the date of grant. The options will expire on February 23, 2015 and become exercisable in increments of one-fourth each year beginning on the first anniversary of the date of the grant. The other Named Executives received restricted stock awards for an aggregate of 165,000 shares and options to purchase 500,000 shares on similar terms, except the first increments of restricted stock vest on February 23, 2006.

Deductibility of Compensation

        Section 162 (m) of the Internal Revenue Code limits the deductibility of executive compensation paid by publicly held corporations to $1 million per employee. The limitation generally does not apply to compensation based on performance goals if certain requirements are met. The Compensation Committee, as much as possible, uses and intends to use performance-based compensation. However, the Compensation Committee believes that the Company must attract, retain and reward the executive talent necessary to maximize the return to shareholders and that it may be necessary and appropriate to forgo a tax deduction in some circumstances. For example, the CEO's base salary was increased to $1.1 million for 2004 and the discretionary bonus paid to Mr. Fote in early 2004.

COMPENSATION AND BENEFITS COMMITTEE
Charles T. Russell (Chairperson)
Daniel P. Burnham
Bernard L. Schwartz

SUMMARY COMPENSATION TABLE

        The following table shows the cash and other compensation paid or earned and certain long-term awards made to the Named Executives for all services to the Company in all capacities for 2004, 2003 and 2002.

		Annual Compensation					Long-Term Compensation
							Awards			Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)		Other Annual Compensation ($)		Restricted Stock Awards(1)	Securities Underlying Options		LTIP Payouts ($)		All Other Compensation ($)(2)
Charles T. Fote Chairman and Chief Executive Officer	2004 2003 2002	1,083,333 1,000,000 1,000,000	1,100,000 750,000 832,000		0 0 84,011	(3)	100,000 0 0	250,000 200,000 0		2,750,115 2,626,978 467,989	(4) (5) (6)	437,047 432,865 111,831
Scott H. Betts President, Enterprise Payments	2004 2003 2002	495,833 475,000 418,878	600,000 261,363 283,077		0 0 73,970	(3) (7)	50,000 0 0	100,000 60,000 80,000	(8)	0 0 0		23,243 23,738 4,191
Michael D'Ambrose Executive Vice President, HR	2004 2003 2002	500,000 157,372 0	650,000 550,000 0	(9)	78,538 322,888 0	(7) (7)	50,000 0 0	100,000 100,000 0		0 0 0		0 0 0
Christina A. Gold President, Western Union Financial Services	2004 2003 2002	500,000 500,000 310,897	600,000 480,000 400,000		0 32,807 122,542	(3) (10) (7)	50,000 0 0	100,000 75,000 150,000	(8)	0 0 0		24,391 11,005 748
Pamela H. Patsley President, First Data Intl.	2004 2003 2002	500,000 500,000 495,833	600,000 291,667 372,000		131,817 316,903 220,821	(11) (7) (7)	50,000 0 0	100,000 60,000 70,000	(8)	1,031,293 985,117 0	(4) (5)	54,219 58,401 22,005

(1)
Restricted stock award vests, if the executive is still employed by the Company at the time, on the earlier of (i) February 25, 2009 or (ii) at any time after February 25, 2007 if on each trading day during the previous 30-day period the highest intra-day trading price of the Company's Common Stock on the New York Stock Exchange is equal to or greater than $70.00 per share. Vesting may be accelerated pursuant to the terms of the 2002 Long-Term Incentive Plan.
(2)
Amounts shown include Company contributions to defined contribution plans and the dollar value of above market interest accrued on the Supplemental Incentive Savings Plan. For 2004, these amounts were, respectively, as follows: Mr. Fote: $430,844/$6,203; Mr. Betts: $22,716/$527; Mr. D'Ambrose: $0/$0; Ms. Gold: $23,400/$991; Ms. Patsley: $53,529/$690.
(3)
The Named Executive also may have received perquisites such as personal use of corporate aircraft, event tickets, Company payment of country club fees, and reimbursement for financial planning services (up to an annual maximum of $20,000). However, the value of all perquisites in the aggregate for the Executive was less than $50,000 in 2004.
(4)
2004 LTIP Payout Awards for Mr. Fote and Ms. Patsley represent amounts "banked" at the end of the two-year performance period which ended December 31, 2001.
(5)
2003 LTIP Payout Awards for Mr. Fote and Ms. Patsley represent amounts "banked" at the end of the two-year performance period which ended December 31, 2000.
(6)
2002 LTIP Payout Awards for Mr. Fote represent amounts "banked" at the end of the two-year performance period which ended December 31, 1999.
(7)
Relocation, moving expenses and associated reimbursement amounts.
(8)
Adjusted to reflect the Company's 2-for-1 stock split on June 4, 2002.
(9)
Includes $200,000 of a signing bonus that was paid after completion of period of service.
(10)
Relocation expenses that have been reduced from amounts previously reported, due to amounts subsequently returned to the Company by the Company's external service provider.
(11)
Includes relocation expenses of $111,817.

OPTION GRANTS IN 2004

        The following table contains information concerning options to purchase Common Stock of the Company under the First Data Corporation 2002 Long-Term Incentive Plans that were granted to each of the Named Executives during 2004.

	Individual Grants
Name	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in 2004(2)	Exercise or Base Price ($/share)	Expiration Date	Grant Date Present Value(3)
Charles T. Fote	250,000	1.15	$40.815	02/25/14	$3,268,475
Scott H. Betts	100,000.46		$40.815	02/25/14	$1,307,390
Michael D'Ambrose	100,000.46		$40.815	02/25/14	$1,307,390
Christina A. Gold	100,000.46		$40.815	02/25/14	$1,307,390
Pamela H. Patsley	100,000.46		$40.815	02/25/14	$1,307,390

(1)
Options were granted under the First Data Corporation 2002 Long-Term Incentive Plan and carry an exercise price of 100% of the fair-market value of the underlying Common Stock on the date of grant and become exercisable in increments of one-fourth each year beginning on the first anniversary of the date of the grant.
(2)
Based on options to purchase an aggregate of 21,697,221 shares granted to employees under the First Data Corporation 2002 Long-Term Incentive Plan during 2004.
(3)
These values were calculated using the Black-Scholes single option-pricing model, a formula widely used and accepted for valuing traded stock options. The model is based on immediate exercisability and transferability, which are not features of the options shown in the table. Any ultimate value will depend on the market value of the Company's stock at a future date. The following assumptions were used to calculate the values for grants under the First Data Corporation 2002 Long-Term Incentive Plan: estimated future dividend yield of .202%; expected price volatility of 31.00%; weighted average risk-free rate of return of 3.043%; and option holding period of 5 years.

AGGREGATED OPTION EXERCISES IN 2004 AND
YEAR-END 2004 OPTION VALUES

        The following table sets forth information for the Named Executives regarding the exercise of stock options during 2004 and unexercised stock options held as of the end of 2004:

			Number of Securities Underlying Unexercised Options at December 31, 2004
					Value of Unexercised In-the-Money Options At December 31, 2004(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable (#)	Unexercisable (#)
					Exercisable ($)	Unexercisable ($)
Charles T. Fote	0	0	3,132,084	687,500	$52,017,202	$3,151,844
Scott H. Betts	0	0	130,000	210,000	$793,188	$787,613
Michael D'Ambrose	0	0	25,000	175,000	$25,250	$236,250
Christina A. Gold	0	0	93,750	231,250	$289,125	$753,750
Pamela H. Patsley	0	0	425,000	205,000	$6,513,203	$885,288

(1)
The amounts shown for options granted under the First Data Corporation 2002 Long-Term Incentive Plan reflect the $42.4200 average high and low prices of the Company's Common Stock on December 31, 2004 less the option exercise price, but they do not reflect the impact of taxes.

LONG-TERM INCENTIVE PLANS — GRANTS IN 2004

        The following table sets forth information regarding grants made in 2004 under the Shareholder Value Plan to the Named Executives for the four-year period beginning January 1, 2004:

			Estimated Future Payouts under Non-Stock Price-Based Plans
	Number of Shares, Units or Other Rights (#)(1)	Performances or Other Period Until Maturation or Payout
Name			Threshold ($)(2)	Target ($)(3)	Maximum ($)(4)
Charles T. Fote	0	4 years	660,000	N/A	3,600,000
Scott H. Betts	0	4 years	275,000	N/A	900,000
Michael D'Ambrose	0	4 years	250,000	N/A	750,000
Christina A. Gold	0	4 years	275,000	N/A	900,000
Pamela H. Patsley	0	4 years	275,000	N/A	900,000

(1)
The Company's long-term incentives under the Shareholder Value Plan are not based on shares, units or rights. Under the terms of the plan, at the end of a two-year performance period, a unit value, i.e. the award, is established for each executive based on the performance of the Company's Common Stock as compared to the performance of companies in the S&P 500 Index, subject to the Compensation Committee's discretion to reduce the award produced by the formula based on factors it determines in its discretion. Those unit values or awards are banked for an additional two-year period, until payout of the award, during which time the amount will be increased by a percentage equal to 50% of the shareholders' return on equity each year, or, if return on equity is negative, decreased by a percentage equal to 100% of the shareholders' return on equity each year. For the two-year performance period ended December 31, 2004, the formula resulted in no awards being banked for Ms. Patsley, Ms. Gold, Mr. Fote, Mr. Betts and Mr. D'Ambrose. However, payouts under the plan were made in 2004 for the two-year performance period ended December 31, 2001, which resulted in Ms. Patsley receiving a payout of $1,031,293 and Mr. Fote receiving a payout of $2,750,115.
(2)
Two thresholds must be met before any unit value is established for any of the Named Executives. First, the rate of total shareholders' return must exceed the average two-year treasury note rate of return for the 60-day period prior to the performance period. Second, no unit value is established if the percentage increase in the Common Stock price, plus dividends, does not exceed the percentage increase of at least 50% of the companies in the S&P 500 Index. Amounts shown are the unit values, which would be established under the plan formula applicable to each executive if the thresholds are met, but not exceeded. As noted in footnote (1), these amounts will increase or decrease during the two-year banking period after they are set based on the Company's return on equity.
(3)
No performance level or pay level has been identified as a target.
(4)
Amounts shown are the maximum unit values, which may be established at the end of the performance period. The ultimate payout is determined by the Company's return on equity over the two-year banking period after the unit value is established, and may be greater or less than the amount shown. No limit has been placed on the potential increase or decrease.

RETIREMENT PLANS

        The Company's defined benefit retirement plans were frozen in 1997. Mr. Fote has a frozen benefit, which would provide for an annual payment at age 65 of approximately $97,246.

        All of the Company's named executives, with the exception of Mr. D'Ambrose, participated in the Company's defined contribution plans. The Company's contributions to its defined contribution plans on behalf of the Named Executives are shown in the "All Other Compensation" column of the Summary Compensation Table.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information regarding equity compensation plans of the Company as of December 31, 2004.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans, excluding securities reflected in column (a) (c)
Equity compensation plans approved by security holders(1)	69,394,096		$33.32	47,487,846	(2)
Equity compensation plans not approved by security holders	200,000	(3)	50.00	0

Total(4)	69,594,096		33.37	47,487,846

(1)
Consists of the Company's 1992 Long-Term Incentive Plan, 2002 Long-Term Incentive Plan, Employee Stock Purchase Plan and 1993 Director's Stock Option Plan.
(2)
Includes the Company's Employee Stock Purchase Plan, which has 3,010,896 shares available for future issuance.
(3)
A warrant was issued to a customer to purchase 200,000 shares of Common Stock at a exercise price of $50.00 which may be exercised from June 4, 2006 through June 4, 2009. The price and dates are subject to adjustment, acceleration or extension upon the occurrence of certain events.
(4)
There also are 9,516 and 11,441,351 shares issuable at average exercise prices of $8.60 and $43.24, respectively, under equity compensation plans assumed by the Company in connection with the merger of First Financial Management Corporation and Concord EFS, Inc. with a subsidiary of the Company.

PERFORMANCE GRAPH

        The following graph compares the yearly percentage change in cumulative total shareholder return on Common Stock of the Company since December 31, 1999 with the cumulative total return over the same period for (i) the S&P 500 Index, and (ii) a peer group selected by the Company. The peer group is composed of the following eleven computer services companies with market capitalizations over one billion dollars: Automatic Data Processing Inc.; Ceridian Corporation; Certegy Inc.; Computer Sciences Corporation; DST Systems, Inc.; Electronic Data Systems Corporation; Equifax Inc.; Fiserv, Inc.; Paychex, Inc.; SunGard Data Systems, Inc.; and Total System Services, Inc. (the "Peer Group").

        Pursuant to rules of the Securities and Exchange Commission ("SEC"), the comparison assumes $100 was invested on January 1, 2000 in the Company's Common Stock and in each of the indices and assumes reinvestment of dividends, if any. Also pursuant to SEC rules, the returns of each of the companies in the peer group are weighted according to the respective company's stock market capitalization at the beginning of each period for which a return is indicated. Historic stock price is not indicative of future stock price performance.

	FIRST DATA	PEER GROUP	S&P 500
12/31/1999	100.00	100.00	100.00
12/29/2000	107.03	130.89	90.89
12/31/2001	159.57	125.81	80.09
12/31/2002	144.34	77.17	62.39
12/31/2003	167.83	95.26	80.29
12/31/2004	174.08	99.58	89.02

CERTAIN TRANSACTIONS AND OTHER MATTERS

        RRE Ventures.    In the fourth quarter of 1996, the Company made a commitment to invest up to $3 million as a limited partner in RRE Investors, L.P. As of June 30, 2003, the commitment had been fully funded. Distributions through December 31, 2004 total $4,772,426. The Company is required to pay RRE Advisors, LLC an annual management fee of 2% of actively managed capital as well as its pro rata share of certain expenses. In addition, the Limited Partnership Agreement provides that the general partner is entitled to receive 20% of certain distributions after satisfaction of distribution preferences in favor of the limited partners. The Company contributed this investment to eONE Global General Partner II, LLC, a majority owned subsidiary, in November 2000. During 2004, eONE Global General Partner II, LLC incurred $18,988 in management fees.

        In the second quarter of 1999, the Company made a commitment to invest up to $5 million as a limited partner in RRE Ventures II, L.P. The Company contributed this investment to eONE Global General Partner II, LLC, a majority owned subsidiary, in November 2000. As of December 31, 2004, 90% of the commitment had been funded. Distributions through December 31, 2004 total $863,726. eONE Global is required to pay RRE Advisors, LLC an annual management fee of 2.5% of its capital commitment as well as its pro rata share of certain expenses. In addition, the Limited Partnership Agreement provides that the general partner is entitled to receive 20% of certain distributions after satisfaction of distribution preferences in favor of the limited partners. During 2004, eONE Global incurred $125,000 in management fees.

        In the second quarter of 2001, eONE Global General Partner II, LLC, a majority owned subsidiary of the Company, made a commitment to invest up to $1 million as a limited partner in RRE Ventures III-A, L.P. Distributions through December 31, 2004 total $44,614. As of December 31, 2004, the Company had funded 43% of the commitment. The Company is required to pay RRE Advisors, LLC an annual management fee of 2.5% of its capital commitment as well as its pro rata share of certain expenses. In addition, the Limited Partnership Agreement provides that the general partner is entitled to receive 20% of certain distributions after satisfaction of distribution preferences in favor of the limited partners. During 2004, the Company incurred $25,000 in management fees.

        In March 2003, the Company and other third parties including RRE Ventures II, L.P. and RRE Ventures Fund II, L.P. purchased $6 million of senior secured convertible bridge notes with warrants from e-Duction Inc. The Company's portion of these notes is $2.4 million, which was converted into Class A Preferred Stock in 2004 as part of an e-Duction recapitalization. Including investments prior to 2003, the Company and entities affiliated with RRE Ventures own approximately 18% and 18.6%, respectively.

        In the third quarter of 2004, the Company invested $1.6 million in BitPass, Inc., a company founded in 2002 that offers a digital content micropayment system for consumers and merchants. RRE Ventures III-A, L.P., RRE Ventures III, L.P. and RRE Ventures Fund III, L.P. also invested $2 million in BitPass, Inc. as part of the same transaction on the same terms as the Company. The investment resulted in the Company acquiring an economic interest of approximately 8.5% and entities affiliated with RRE Ventures owning approximately 10.7% of BitPass in the form of Series B Preferred Stock.

        In February 2005, a subsidiary of eONE sold assets related to its mobile wallet software to Qpass, Inc. for $1.5 million, a portion of which is contingent upon Qpass obtaining certain agreements from a third party. Mr. Robinson is a director of Qpass, Inc. and RRE Investors, L.P. and RRE Investors Fund, L.P. hold a minority interest in Qpass, Inc.

        Mr. Robinson, a director of the Company, and members of his family control and have equity interests in RRE Investors, L.P.; RRE Investors Fund, L.P.; RRE Ventures II, L.P.; RRE Ventures Fund

II, L.P.; RRE Ventures III-A, L.P.; RRE Ventures III, L.P.; RRE Ventures Fund III, L.P.; and RRE Advisors, LLC. Prior to authorizing the transactions as described above, Mr. Robinson's interests in the transactions were disclosed to and reviewed by the Board or the Oversight Committee of the Board.

        William Blair & Company LLC.    Concord EFS, Inc. ("Concord") hired William Blair & Company LLC to provide a fairness opinion in connection with the merger of Concord into a subsidiary of the Company. Pursuant to a letter agreement dated February 20, 2003, Concord paid William Blair a fee of $1.5 million upon the delivery of its opinion, dated April 1, 2003, as to the fairness, from a financial point of view, of the exchange ratio in the original merger agreement. Under the terms of the letter agreement, William Blair received an additional fee of $9.5 million upon the completion of the merger on February 26, 2004. In addition, Concord reimbursed William Blair for all of its out-of-pocket expenses (including fees and expenses of its counsel) reasonably incurred by it in connection with its services and will indemnify William Blair against potential liabilities arising out of its engagement.

        Richard P. Kiphart, who was the non-executive chairman of the board of directors of Concord and became a director of First Data upon closing of the Concord merger on February 26, 2004, is the manager of the corporate finance department and a principal at William Blair & Company, L.L.C.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

        On July 15, 2003, Loral Space & Communications Ltd. ("Loral") and certain of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York. On February 15, 2002, Globalstar, L.P. ("Globalstar") and certain of its direct subsidiaries filed voluntary petitions under Chapter 11 of Title 11, United States Code in the United States Bankruptcy Court for the District of Delaware. Bernard L. Schwartz, a director of the Company, is Chairman of the Board of Directors and Chief Executive Officer of Loral and was an executive officer of Globalstar. Loral and its subsidiaries continue to manage their properties and operate their businesses as "debtors-in-possession" under the jurisdiction of the U.S. Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code. Also on July 15, 2003, Loral filed a parallel insolvency proceeding in the Supreme Court of Bermuda (the "Bermuda Court"). The Bermuda Court granted certain principals of KPMG LLP the power to oversee the continuation and reorganization of Loral's businesses under the control of its board of directors and under the supervision of the U.S. Bankruptcy Court and the Bermuda Court.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than ten percent of the Company's Common Stock ("Section 16 Persons") to file reports of ownership and changes in ownership in the Company's Common Stock with the SEC and the New York Stock Exchange. Based on the Company's records and other information, except for one report each for Messrs. Greenberg and Robinson with respect to the conversion of Concord EFS, Inc. ("Concord") common stock to Company Common Stock upon the Company's merger with Concord that inadvertently were filed late, the Company believes that all Section 16(a) filing requirements for the Section 16 Persons have been complied with during or with respect to the fiscal year ended December 31, 2004.

PRINCIPAL HOLDERS OF COMMON STOCK

        Based upon statements filed with the SEC pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, the Company does not believe any person beneficially owned more than 5% of the Company's outstanding Common Stock as of December 31, 2004.

* * *

        You are urged to mark, date, sign and return the enclosed Proxy Card in the prepaid envelope provided for such purpose or follow any alternative voting procedure described on the Proxy Card. Your prompt action may save the Company the expense of a second mailing.

        We encourage all shareholders to attend the Annual Meeting of Stockholders on May 11, 2005. If, due to a disability, you desire this document in an alternative, accessible format or you will need special assistance at the meeting, please contact the Corporate Secretary.

CHARLES T. FOTE Chairman

Exhibit A

FIRST DATA CORPORATION
AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
Effective May 11, 2005

1.     Purpose.

        The purpose of the Plan (as defined herein) is to assist First Data Corporation, a Delaware corporation (the "Company") and its Affiliates in retaining the employment of employees by offering them a greater stake in the Company's success and a closer identity with it, and to aid in obtaining the services of individuals whose employment would be helpful to the Company and would contribute to its success. This is to be accomplished by providing employees a continuing opportunity to purchase Shares (as hereinafter defined) from the Company through periodic offerings.

        The Plan is intended to comply with the provisions of section 423 of the Code (as hereinafter defined), and the Plan shall be administered, interpreted and construed accordingly. In addition, this Plan authorizes the grant of options and issuance of shares that do not qualify under section 423 of the Code pursuant to such rules, procedures or sub-plans adopted by the Committee designed to achieve desired tax or other objectives in particular locations outside the United States ("U.S."). The Plan was approved by the shareholders of the Company and the Company's Board of Directors in May 1996, and became effective as set forth herein on October 1, 1996.

2.     Definitions.

        For purposes of the Plan:

          (a)   "Account" means the account which the Company (or the Affiliate which employs the Participant) shall establish for Participants, to which Participants' payroll deductions pursuant to the Plan shall be credited.

          (b)   "Affiliate" means any Subsidiary, Parent and any other entity in which the Company owns or controls an equity interest.

          (c)   "Agent" means the person or persons appointed by the Committee in accordance with Paragraph 3(e).

          (d)   "Board" means the Board of Directors of the Company.

          (e)   "Code" means the Internal Revenue Code of 1986, as amended.

          (f)    "Committee" means the committee described in Paragraph 3(a).

          (g)   "Company" means First Data Corporation.

          (h)   "Compensation" means the amount of compensation for services paid to a Participant for an Offering Period by the Company and the Affiliates, which constitutes an Employee's net pay, including any commissions, overtime, holiday and shift differential pay, but determined after any payroll deductions for tax, FICA, insurance premiums, and, any other social insurance contributions required by local law, 401(k) and 125 plan deductions and any other pension plan contributions qualified for tax-favored treatment under local law, and excluding any bonuses, awards, imputed income, amounts realized from the exercise of stock options, and taxable fringe benefits, or such other amounts as may be included or excluded as determined by the Committee.

          (i)    "Date of Grant" means the first business day of an Offering Period.

          (j)    "Eligible Employee" means an employee of the Company or Affiliate who is described in Paragraph 4.

          (k)   "Employer" means the Company or Affiliate for whom an Eligible Employee is performing services at the time the Eligible Employee becomes a Participant.

          (l)    "Fair Market Value" means, on any given date, the closing price of Shares on the principal national securities exchange on which the Shares are listed on such date, or, if the Shares are not listed on any national securities exchange, the mean between the highest and lowest sales prices of Shares as reported on the NASDAQ National Market System on such date, or if the Shares are included in NASDAQ, but are not included in the NASDAQ National Market System, the mean between the closing bid and asked prices for Shares on such date as reported by NASDAQ, or if the Shares are not so reported, the fair market value of Shares as determined by the Committee in good faith. If there are no trades, sales reports or bid or ask quotations, as the case may be, for a given date, the closest business day falling within the Offering Period shall be used.

          (m)  "Investment Account" means the account established for a Participant pursuant to Paragraph 9(a) to hold Shares acquired for a Participant pursuant to the Plan.

          (n)   "NASDAQ" means the National Association of Security Dealers, Inc. Automated Quotations System.

          (o)   "Offering Period" means each calendar quarter ending on March 31, June 30, September 30 and December 31.

          (p)   "Parent" means any parent corporation of the Company, as described in Code Section 424(e).

          (q)   "Participant" means an Eligible Employee who makes an election to participate in the Plan in accordance with Paragraph 5.

          (r)   "Plan" means the First Data Corporation Employee Stock Purchase Plan as set forth in this document, and as may be amended from time to time.

          (s)   "Purchase Date" means the last business day of an Offering Period.

          (t)    "Purchase Price" means the lesser of:

            (i)    85 percent of the Fair Market Value of a Share on the Date of Grant; or

            (ii)   85 percent of the Fair Market Value of a Share on the Purchase Date.

          (u)   "Share" or "Shares" means a share or shares of Common Stock, $.01 par value, of the Company.

          (v)   "Subscription Agreement" means the agreement between the Participant and the Employer pursuant to which the Participant authorizes payroll deductions to the Account.

          (w)  "Subsidiary" means any subsidiary corporation (other than the Company) in an unbroken chain of corporations beginning with Company as described in Code Section 424(f).

3.     Administration.

        (a)   The Plan shall be administered by the Equity Plan Committee (the "Committee"), or such other committee as may be designated by the Board to serve as the administrative committee for the Plan. All Committee members shall serve, and may be removed, in accordance with the general rules applicable to the Committee.

        (b)   For purposes of administration of the Plan, a majority of the members of the Committee (but not less than two) eligible to serve as such shall constitute a quorum, and any action taken by a majority of such members of the Committee present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be the acts of the Committee.

        (c)   Subject to the express provisions of the Plan, the Committee shall have full discretionary authority to interpret the Plan, to issue rules for administering the Plan, to change, alter, amend or rescind such rules, and to make all other determinations necessary or appropriate for the administration of the Plan. The Committee shall have the discretion at its election to impose a holding period during which the sale of Shares acquired under the Plan is restricted for a period of time after purchase, provided reasonable advance notice is given to Participants. All determinations, interpretations and constructions made by the Committee with respect to the Plan shall be final and conclusive. No member of the Board of Directors or the Committee shall be liable for any action, determination or omission taken or made in good faith with respect to the Plan or any right granted hereunder.

        (d)   The Committee has the discretion to adopt any rules regarding Plan administration to conform to local laws to enable non-U.S. employees of the Company or its Affiliates to participate in the Plan at the discretion of the Committee. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements. The Committee has the authority to suspend or limit foreign (non-U.S.) participation in the Plan for any reason, including administrative or economic reasons. The Committee may also adopt rules, procedures or sub-plans applicable to particular Affiliates or locations, which sub-plans may be designed to be outside the scope of Code section 423.

        (e)   The Committee or its delegate under Section 3(f) may engage one or more Agents to perform custodial and record keeping functions for the Plan, such as holding record title to the Participants' Share certificates, maintaining an individual Investment Account for each such Participant and providing periodic account status reports to such Participants.

        (f)    The Committee shall have full discretionary authority to delegate ministerial functions to the management of the Company.

4.     Eligibility.

        All employees of the Company, and of such of its Affiliates as may be designated for such purpose from time to time by the Committee or its delegate, shall be eligible to participate in the Plan as of the first day of an Offering Period, other than any employee who owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or an Affiliate. In determining stock ownership for purposes of the preceding sentence, the rules of section 424(d) of the Code shall apply and stock which the employee may purchase under outstanding options, including rights to purchase stock under the Plan, shall be treated as stock owned by the employee.

        For purposes of this Paragraph 4, the term "employment" shall be interpreted in accordance with the provisions of section 1.421-7(h) of the Treasury Regulations (or any successor regulations).

5.     Election to Participate.

        (a)    Subscription Agreements.    Each Eligible Employee may become a Participant by filing a Subscription Agreement authorizing specified regular payroll deductions. A Subscription Agreement authorizing specified regular payroll deductions must specify the date on which such deduction is to commence, which may not be retroactive. Subject to the limits of Paragraph 5(b), payroll deductions may be in U.S. dollars for U.S. Participants or the local currency for non-U.S. Participants, but not less than a rate of U.S. $5 per week, U.S. $20 per month, or 1% of gross pay for U.S. Participants and a minimum local currency rate per week and month for non-U.S. participants determined at the discretion of the Committee. All payroll deductions shall be recorded in the Accounts. All funds recorded in Accounts may be used by the Company and Affiliates for any corporate purpose, subject to the Participant's right to withdraw at any time an amount equal to the balance accumulated in his or her Account as described in Paragraph 8 below. Funds credited to Accounts shall not be required to be segregated from the general funds of the Company or any Affiliate unless required by local law as determined by the Committee.

        (b)    Contribution Limit.    The sum of all regular payroll deductions authorized under Paragraph 5(a) shall not exceed such percentages, if any, of the Participant's Compensation as may be specified by the Committee from time to time.

        (c)    No Interest on Funds in Accounts.    No interest shall accrue or be paid with respect to funds held in any Account for an Eligible Employee, unless required by local law as determined by the Committee.

6.     Deduction Changes.

        A Participant may increase or decrease his or her payroll deduction by filing a new Subscription Agreement. The change will become effective as of the beginning of the next Offering Period following the receipt of such new Subscription Agreement by the Committee or its delegate, pursuant to such administrative procedures for processing deductions as may be adopted by the Committee.

7.     Limit on Purchase of Shares.

        (a)   No employee participating in the Code Section 423 plan may be granted a right to purchase Shares under the Plan if immediately following such grant, such employee would have rights to purchase equity securities under all plans of the Company and Affiliates that are intended to meet the requirements of section 423 of the Code, that accrue at a rate which exceeds $25,000 of Fair Market Value (determined at the time the rights are granted) for each calendar year in which such rights to purchase Shares are outstanding at any time. For purposes of this Paragraph 7:

            (i)  The right to purchase Shares accrues when the right (or any portion thereof) first becomes exercisable during the calendar year;

           (ii)  Subject to the limitations under Paragraph 10, each Participant accrues the right to purchase up to that number of Shares for each Offering Period such that the aggregate Fair Market Value of the Shares, determined on the first day of the Offering Period, is not in excess of the Participant's Compensation or such percentage of the Participant's Compensation as may be specified by the Committee or its delegate from time to time. Notwithstanding anything contained herein to the contrary, in no case shall any employee accrue a right to purchase a number of Shares for any calendar year that would have a Fair Market Value in excess of $25,000. For purposes of the preceding sentence, the determination of the Fair Market Value of any Shares is made as of the first day of the Offering Period applicable to such Shares.

          (iii)  A right to purchase Shares which has accrued under one grant of rights under the Plan may not be carried over to any other grant of rights; and

          (iv)  The limits of this Paragraph 7 shall be interpreted by the Committee in accordance with applicable rules and regulations issued under section 423 of the Code.

        (b)   No employee may be granted a right to purchase Shares under the Plan if, immediately following such grant, such employee would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or an Affiliate. In determining stock ownership for purposes of the preceding sentence, the rules of section 425(d) of the Code shall apply and stock which the employee may purchase under outstanding options, including rights to purchase stock under the Plan, shall be treated as stock owned by the employee.

8.     Withdrawal of Funds.

        Notwithstanding anything contained herein to the contrary, a Participant may at any time more than two weeks prior to a Purchase Date (which two week period may be waived by the Committee) and for any reason withdraw from participation in the Plan for an Offering Period, in which case the entire balance accumulated in his or her Account shall be paid to such Participant as soon as practicable thereafter. Partial withdrawals shall not be permitted. Any such withdrawing Participant may again commence participation in the Plan in a subsequent Offering Period by filing a Subscription Agreement in accordance with such administrative procedures as determined by the Committee prior to the beginning of such Offering Period.

9.     Method of Purchase and Investment Accounts.

        (a)    Exercise of Option for Shares.    Each Participant having funds credited to an Account on a Purchase Date shall be deemed, without any further action, to have exercised on such Purchase Date, the option to purchase from the Company the number of whole and fractional Shares which the funds in such Account would purchase at the Purchase Price, subject to the limit:

            (i)  on the aggregate number of Shares that may be made available for purchase to all Participants under the Plan; and

           (ii)  on the number of Shares that may be made available for purchase to any individual Participants, as set forth in Paragraphs 5(b) and 7.

Such option shall be deemed exercised if the Participant does not withdraw such funds before the Purchase Date. All Shares so purchased shall be credited to a separate Investment Account established by the Agent for each Participant. The Agent shall hold in its name or the name of its nominee all certificates for Shares purchased until such Shares are withdrawn by a Participant pursuant to Paragraph 11.

        (b)    Dividends on Shares Held in Investment Accounts.    All cash dividends paid with respect to the Shares credited to a Participant's Investment Account shall, unless otherwise directed by the Committee, be credited to his or her Account and used, in the same manner as other funds credited to Accounts, to purchase additional Shares under the Plan on the next Purchase Date, subject to Participant's withdrawal rights against Accounts and the other limits of the Plan.

        (c)    Adjustment of Shares on Application of Aggregate Limits.    If the total number of Shares that would be purchased pursuant to Paragraph 9(a) but for the limits described in Paragraph 9(a)(i) or Paragraph 10 exceeds the number of Shares available for purchase under the Plan or for a particular Offering Period, then the number of available Shares shall be allocated among the Investment Accounts of Participants in the ratio that the amount credited to a Participant's Account as of the Purchase Date bears to the total amount credited to all Participants' Accounts as of the Purchase Date. The cash balance not applied to the purchase of Shares shall be held in Participants' Accounts subject to the terms and conditions of the Plan.

10.   Stock Subject to Plan.

        The maximum number of Shares that may be issued pursuant to the Plan is 24,000,000, subject to adjustment in accordance with Section 18. The Shares delivered pursuant to the Plan may, at the option of the Company, be Shares purchased specifically for purposes of the Plan, shares otherwise held in treasury or Shares originally issued by the Company for such purposes. In addition, the Committee may impose such limitations as it deems appropriate on the number of Shares that shall be made available for purchase under the Plan during any Offering Period.

11.   Withdrawal of Certificates.

        A Participant shall have the right at any time to withdraw a certificate or certificates for all or a portion of the whole Shares credited to his or her Investment Account by giving written notice to the Company, provided, however, that no such request may be made more frequently than once per Offering Period. Any fractional shares credited to a Participant's Investment Account shall be paid in cash to the Participant upon the withdrawal of all whole Shares credited to his or her Investment Account.

12.   Registration of Certificates.

        Each certificate withdrawn by a Participating Employee may be registered only in the name of the Participant, or, if the Participant has so indicated in the manner designated by the Committee, in the Participant's name jointly with a member of the Participant's family, with right of survivorship. A Participant who is a resident of a jurisdiction which does not recognize such a joint tenancy may have certificates registered in the Participant's name as tenant in common or as community property with a member of the Participant's family without right of survivorship.

13.   Voting.

        The Agent shall vote all Shares held in an Investment Account in accordance with the Participant's instructions.

14.   Rights on Retirement, Death or Other Termination of Employment.

        In the event of a Participant's retirement, death or other termination of employment, or in the event that a Participant otherwise ceases to be an Eligible Employee, no payroll deduction shall be taken from any pay due and owing to the Participant thereafter, and the balance in the Participant's Account shall be used as of the Purchase Date to purchase Shares in accordance with the provisions of the Plan. A Participant (or, in the case of the death of a Participant, the Participant's successor in interest) has 30 days after the end of the Offering Period in which the Participant ceased being an Eligible Employee to sell his or her Shares, transfer the Shares to a retail brokerage account, or request a certificate for the Shares. If a Participant (or, in the case of the death of a Participant, the Participant's successor in interest) takes no action within this 30-day period, the whole Shares held in the Participant's Investment Account will be transferred (net of fees) to the Agent in book-entry and a check will be issued to the Participant for any fractional Shares.

15.   Rights Not Transferable.

        Except as permitted by Paragraph 14, rights under the Plan are not transferable by a Participant and are exercisable during the employee's lifetime only by the employee.

16.   No Right to Continued Employment.

        Neither the Plan nor any right granted under the Plan shall confer upon any Participant any right to continuance of employment with the Company or any Affiliate, or interfere in any way with the right of the Company or Affiliate to terminate the employment of such Participant.

17.   Application of Funds.

        All funds received or held by the Company under this Plan may be used for any corporate purpose.

18.   Adjustments in Case of Changes Affecting Shares.

        In the event of a subdivision of outstanding Shares, or the payment of a stock dividend, the Share limit set forth in Paragraph 10 shall be adjusted proportionately, and such other adjustments shall be made as may be deemed equitable by the Committee. In the event of any other change affecting Shares (including any event described in section 424(a) of the Code), such adjustment, if any, shall be made as may be deemed equitable by the Committee to give proper effect to such event, subject to the limitations of section 424 of the Code.

19.   Amendment of the Plan.

        The Board of Directors or its delegate may at any time, or from time to time, amend this Plan in any respect, provided, however, that any amendment to the Plan that is treated for purposes of section 423 of the Code and regulations issued pursuant thereto as the adoption of a new plan shall be effective only if such amendment is approved by the shareholders of the Company within 12 months of the adoption of such amendment in a manner that meets the requirements for shareholder approval under such Code section and regulations.

20.   Termination of the Plan.

        The Plan and all rights of employees under any offering hereunder shall terminate at such time as the Board, at its discretion, chooses to terminate the Plan. Upon termination of this Plan, all amounts in the Accounts of Participants shall be carried forward into the Participant's Account under a successor plan, if any, or shall be promptly refunded and all certificates for the Shares credited to a Participant's Investment Account shall be forwarded to him or her.

21.   Governmental Regulations.

        (a)   Anything contained in this Plan to the contrary notwithstanding, the Company shall not be obligated to sell or deliver any Share certificates under this Plan unless and until the Company is satisfied that such sale or delivery complies with (i) all applicable requirements of the governing body of the principal market in which such Shares are traded, (ii) all applicable provisions of the Securities Act of 1933, as amended, (the "Act") and the rules and regulations thereunder and (iii) all other laws or regulations by which the Company is bound or to which the Company is subject.

        (b)   The Company (or an Affiliate) may make such provisions as it may deem appropriate for the withholding of any taxes or payment of any taxes which it determines it may be required to withhold or pay in connection with any Shares. The obligation of the Company to deliver certificates under this Plan is conditioned upon the satisfaction of the provisions set forth in the preceding sentence.

22.   Repurchase of Shares.

        The Company shall not be required to repurchase from any Participant any Shares which such Participant acquires under the Plan.

Exhibit B

FIRST DATA CORPORATION
SENIOR EXECUTIVE INCENTIVE PLAN
(As Amended and Restated Effective January 1, 2005)

1.    PURPOSE OF THE PLAN.    The First Data Corporation Senior Executive Incentive Plan (the "Plan") is hereby amended and restated effective January 1, 2005 by the Compensation and Benefits Committee of the Board of Directors of First Data Corporation (the "Company"). The Plan is designed to encourage teamwork and individual performance by providing annual incentive compensation contingent upon the achievement of specified financial performance measures, to advance the interests of the Company by attracting and retaining key executives, and to reward contributions made by the Company's Chief Executive Officer and other senior executive officers in optimizing long-term value to the Company's shareholders by connecting a portion of each such executive's total potential cash compensation to the attainment of objective company financial goals. The Incentive Awards payable under the Plan are intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and shall be interpreted in a manner consistent with such intent.

2.    DEFINITIONS.    For purposes of this Plan, the following terms shall have the meanings set forth below:

        2.1   "Committee" means the Compensation and Benefits Committee of the Company's Board of Directors, or any successor thereto or delegate thereof with the authority to act on behalf of the Committee with respect to this Plan.

        2.2   "Corporate Performance Measures" means specified levels of earnings per share, the attainment of a specified price of the Company's common stock, specified levels of earnings before interest expense and taxes, operating profit, return to stockholders (including dividends), return on equity, earnings, revenues, market share, cash flow, cost reduction goals, economic value added, or any combination of the foregoing, as selected by the Committee for a specified performance or measurement period for purposes of this Plan, and as such measures may be adjusted for major nonrecurring and non-operating expense and income items, as determined by the Company and as acceptable to the Committee in its sole discretion, based on the facts and circumstances involved, as determined pursuant to generally accepted accounting principles, and as consistently applied by the Committee.

        2.3   "Division or Business Unit Performance Measures" mean specified levels of revenue, operating profit, market share, pretax return on total capital, cost reduction goals, economic value added, or any combination of the foregoing, as selected by the Committee for a specified performance or measurement period for purposes of this Plan, and as such measures may be adjusted for major nonrecurring and non-operating expense and income items, as determined by the Company and as acceptable to the Committee in its sole discretion, based on the facts and circumstances involved, as determined pursuant to generally accepted accounting principles, and as consistently applied by the Committee.

        2.4   "Incentive Award" means an incentive compensation award paid to a Participant pursuant to the Plan.

        2.5   "Participant" means the Company's Chief Executive Officer and any executive officer of the Company who reports directly to the Company's Chief Executive Officer and who is identified as eligible to participate in this Plan for a given Plan Year by the Committee or who is hired, transferred, or promoted to an eligible position during a Plan Year and is identified as eligible to participate in the Plan by the Committee.

        2.6   "Plan Year" means a period of one year, commencing each January 1 and ending on the following December 31, or such other twelve consecutive month period as may be established from time to time by the Company. Subject to shareholder approval of the Plan, the first Plan Year of the Plan shall be the one year period commencing on January 1, 2005 and ending December 31, 2005.

3.    ESTABLISHMENT OF PERFORMANCE MEASURES AND DETERMINATION OF INCENTIVE AWARDS.

        3.1   The payment of Incentive Awards to Participants under the Plan shall be determined by the extent to which the selected Corporate Performance Measures and, if appropriate in its discretion, the selected Division or Business Unit Performance Measures have been attained in relation to a target incentive level (the "Target Incentive Level") established for each Participant for each Plan Year. No later than 90 days after the beginning of any Plan Year, the Committee shall (a) select and publish Corporate Performance Measures and, if appropriate in its discretion, Division or Business Unit Performance Measures to be applied for such Plan Year, (b) select and publish the Target Incentive Level expressed as a dollar amount of incentive compensation for each Participant for such Plan Year, and (c) specify the percentage of such Target Incentive Level that shall be payable as a result of the attainment of the Corporate Performance Measures and, if applicable, the Division or Business Unit Performance Measures. The Committee shall establish threshold performance levels which must be achieved at the corporate level and the division/business unit level (if applicable) before any Incentive Award shall be payable under this Plan. Notwithstanding any provision of this Plan to the contrary, the maximum Incentive Award payable to the Company's Chief Executive Officer under this Plan for any Plan Year shall be $3,000,000, and the maximum Incentive Award payable to any other Participant in this Plan for any Plan Year shall be $1,500,000.

        3.2   As soon as practicable following the end of each Plan Year, the Committee shall determine the degree to which the Corporate Performance Measures and the Division or Business Unit Performance Measures (if applicable) have been met for such Plan Year in relation to the applicable Target Incentive Levels for purposes of determining the amounts of any Incentive Awards payable under the Plan. If the applicable measures are satisfied at or above the threshold performance levels established by the Committee, the Committee shall so certify in a written statement and shall authorize the payment of Incentive Awards in accordance with the terms of the Plan; provided, however, that notwithstanding the foregoing, the Committee shall have the sole and absolute discretion to reduce (but not increase) the amount of any Incentive Award otherwise payable under the Plan or to determine that no Incentive Award shall be payable to a Participant under the Plan (so long as the exercise of such negative discretion does not result in an increase in the Incentive Award payable to any other Participant). Under no circumstances shall any Incentive Award be deemed earned by or payable to a Participant under this Plan with respect to any Plan Year unless and until the Committee both certifies the attainment of all applicable Performance Measures and exercises its discretion to determine whether an Incentive Award shall be paid to each such individual Participant with respect to such Plan Year.

4.    PAYMENT OF INCENTIVE AWARDS.    Payment of Incentive Awards, less withholding taxes and other applicable withholdings, shall be made to Participants not later than March 15 following the applicable Plan Year, provided the Committee has certified that the applicable Performance Measures have been satisfied and has determined the amount and approved the payment of the Incentive Award to the Participants. Funding of Incentive Awards under this Plan shall be out of the general assets of the Company. Unless otherwise determined by the Committee in its discretion, Incentive Awards shall be paid in cash.

5.    ADMINISTRATION.    The Plan shall be administered by the Committee, which shall have full power and authority to interpret, construe and administer the Plan in accordance with the provisions set forth herein. The Committee's interpretation and construction of the Plan, and actions hereunder, or the amount or recipient of the payments to be made from the Plan, shall be binding and conclusive on all persons for all purposes. In this connection, the Committee may delegate to any corporation, committee or individual, regardless of whether the individual is an employee of the Company, the duty to act for the Committee hereunder. No officer or employee of the Company shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan unless attributable to his or her own willful misconduct or lack of good faith. The expenses of administering the Plan shall be paid by the Company and shall not be charged against the Plan.

6.    PARTICIPATION IN THE PLAN.    Eligible executive officers of the Company may become Participants in accordance with the terms of the Plan at any time during the Plan Year. If an executive officer becomes a Participant at any time other than as of the commencement of a Plan Year, the Corporate Performance Measures, the Division or Business Unit Performance Measures (if established by the Committee), and the Target Incentive Level for the Participant shall be established by the Committee no later than the time prescribed by the Treasury Regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended.

7.    TERMINATION OF EMPLOYMENT.    Unless otherwise determined by the Committee, a Participant whose employment in his current position with the Company terminates for any reason prior to the end of a Plan Year shall not be entitled to receive an Incentive Award for such Plan Year.

8.    DEFERRAL OF INCENTIVE AWARDS.    A Participant may elect to defer receipt of all or any portion of any Incentive Award made under this Plan to a future date as provided in and subject to the terms and conditions of any deferred compensation plan of the Company.

9.    MISCELLANEOUS.

        9.1    NONTRANSFERABILITY.    No Incentive Award payable hereunder, nor any right to receive any future Incentive Award hereunder, may be assigned, alienated, sold, transferred, anticipated, pledged, encumbered, or subjected to any charge or legal process, and if any such attempt is made, or a person eligible for any Incentive Award hereunder becomes bankrupt, the Incentive Award under the Plan which would otherwise be payable with respect to such person may be terminated by the Committee which, in its sole discretion, may cause the same to be held or applied for the benefit of one or more of the dependents of such person or make any other disposition of such award that it deems appropriate.

        9.2    CLAIM TO INCENTIVE AWARDS AND EMPLOYMENT RIGHTS.    Nothing in this Plan shall require the Company to segregate or set aside any funds or other property for purposes of paying all or any portion of an Incentive Award hereunder. No Participant shall have any right, title or interest in or to any Incentive Award hereunder prior to the actual payment thereof, nor to any property of the Company. Neither the adoption of the Plan nor the continued operation thereof shall confer upon any employee any right to continue in the employ of the Company or shall in any way affect the right and power of the Company to dismiss or otherwise terminate the employment of either Participant at any time for any reason, with or without cause.

        9.3    INCOME TAX WITHHOLDING/RIGHTS OF OFFSET.    The Company shall have the right to deduct and withhold from all Incentive Awards all federal, state and local taxes as may be required by law. In addition to the foregoing, the Company shall have the right to set off against the amount of any Incentive Award which would otherwise be payable hereunder, the amount of any debt, judgment, claim, expense or other obligation owed at such time by the Participant to the Company or any subsidiary.

        9.4    GOVERNING LAW.    All questions pertaining to the construction, validity and effect of the Plan shall be determined in accordance with the laws of the State of Delaware.

10.    AMENDMENT AND TERMINATION.    The Plan may be amended or terminated at any time and for any reason by the Committee. The Committee may, in its sole discretion, reduce or eliminate an Incentive Award to any Participant at any time and for any reason. The Plan is specifically designed to guide the Company in granting Incentive Awards and shall not create any contractual right of any employee to any Incentive Award prior to the payment of such award.

11.    EFFECTIVE DATE.    The Plan shall not become effective unless and until it is approved by the Company's shareholders, and upon such approval shall become effective for the Plan Year in which such approval occurs and each subsequent Plan Year.

Exhibit C

FIRST DATA CORPORATION
AUDIT COMMITTEE CHARTER

I.     Purpose and Organization

        The purpose of the Audit Committee of the Board of Directors is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to: (i) the integrity of the Corporation's financial statements, (ii) the Corporation's compliance with legal and regulatory requirements, including the Company's disclosure controls and procedures, (iii) the independent auditor's qualifications and independence, (iv) the performance of the Corporation's internal audit function and independent auditors, and (v) the Corporation's contingency plans for business continuity. The Committee also must prepare the report that is required to be included in the annual proxy statement pursuant to the rules of the Securities and Exchange Commission.

        The Committee shall consist of three or more directors each of whom the Board has determined has no material relationship with the Corporation and each of whom is otherwise "independent" under the rules of the New York Stock Exchange. The Board also shall determine that each member is financially literate, and that at least one member has accounting or related financial management expertise. No director may serve as a member of the Committee if such director serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee.

        Members and the Chairperson shall be appointed by the Board for such term as the Board may determine, and shall serve at the pleasure of the Board.

        The function of the Committee is oversight. The Committee does not prepare financial statements or disclosures or perform audits, and its members are not auditors and do not certify the Corporation's financial statements. These tasks are performed by management, the internal auditors or the independent auditors of the Corporation.

        The Committee shall meet at least once every fiscal quarter. The Committee periodically should meet separately with management, the manager of the internal audit department and the independent auditors to discuss any matters that the Committee or any of these persons or firms believe should be discussed privately. The Committee may request any officer or employee of the Corporation, or any outside counsel or independent auditors of the Corporation to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Each year the Committee shall establish a schedule of meetings; additional meetings may be scheduled as required.

        A quorum at any Committee meeting shall be at least two members. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held, except as provided herein (or where only two members are present, by unanimous vote). Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.

        The Chairperson of the Committee shall be responsible for establishing the agendas for meetings of the Committee. An agenda, together with materials relating to the subject matter of each meeting, shall be sent to members of the Committee prior to each meeting. Minutes for all meetings of the Committee shall be prepared to document the Committee's discharge of its responsibilities. The minutes shall be circulated in draft form to all Committee members to ensure an accurate final record, shall be approved at a subsequent meeting of the Committee and shall be distributed periodically to the full Board of Directors. The Committee shall make regular reports to the Board of Directors.

II.    Committee Duties and Responsibilities

        The Committee shall have the following duties and responsibilities and such other duties and responsibilities as the Committee deems appropriate to assist the Board in fulfilling the oversight responsibilities outlined in Section I. Except as otherwise noted, the Committee will determine the frequency with which it will perform the following enumerated duties and responsibilities as necessary to discharge its function.

        A.    With respect to the independent auditors

    1.
    Retain and terminate the independent auditors (subject, if applicable, to shareholder ratification) and review the performance of the independent auditors annually.

    2.
    Review and discuss with the independent auditors their audit procedures, the planned scope of the annual audit, all audit engagement fees and terms which shall be approved by the Committee, the independent auditors' report of audit, the accompanying management letter, if any, and management's responses thereto. In addition, review and approve all significant non-audit engagements.

    3.
    On an annual basis, review and discuss with the independent auditors all relationships the independent auditors have with the Corporation in order to evaluate the auditor's independence. The Committee shall: (i) ensure that the independent auditors submit to the Committee on an annual basis a written statement (consistent with Independent Standards Board Standards No. 1) delineating all relationships and services that may impact the objectivity and independence of the independent auditors; (ii) discuss with the independent auditors any disclosed relationship or services that may impact the objectivity and independence of the independent auditors; and (iii) satisfy itself as to the independence of the independent auditors.

    4.
    Review the qualifications, performance and independence of the lead audit partner of the independent auditors.

    5.
    Discuss with management the timing and process for implementing the rotation of the lead audit partner and the reviewing partner.

    6.
    At least annually, obtain and review an annual report from the independent auditors describing (i) the independent auditors' internal quality control procedures, (ii) any material issues raised by the most recent internal quality control or peer review of the independent auditors, (iii) any material issues raised by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and (iv) any steps taken to deal with any such issues.

    7.
    Have a clear understanding with the independent auditors that they are ultimately accountable to the Board of Directors and the Committee, as the shareholders' representatives.

        B.    With respect to financial reporting

    8.
    Review and discuss with management, independent auditors and internal auditors the annual audited financial statements and quarterly financial statements, including the

      Corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

    9.
    Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented.

    10.
    Discuss with the independent auditors (i) any significant matters arising from any audit, (ii) any difficulties encountered by the independent auditors in the course of the audit, (iii) any restrictions on their activities or access to requested information, (iv) any significant disagreements with management, and (v) management's response to each.

    11.
    Review any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Corporation's selection or application of accounting principles.

    12.
    Review any major issues as to the adequacy of the Corporation's internal controls and any special audit steps adopted in light of material control deficiencies.

    13.
    Review analyses prepared by management or independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

    14.
    Review the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation.

    15.
    Discuss with the independent auditors their judgments about the quality, appropriateness and acceptability of the Corporation's accounting principles and financial disclosure practices, as well as the completeness and accuracy of the Corporation's financial statements.

    16.
    Recommend to the Corporation's Board of Directors whether the audited financial statements should be included in the Corporation's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission.

    17.
    Prepare any report or other disclosures required by the rules of the Securities and Exchange Commission to be included in the Corporation's annual proxy statement and any other Committee report required by applicable securities laws or stock exchange requirements.

    18.
    Discuss the types of financial information to be disclosed in earnings press releases and types of presentations to be provided to analysts and rating agencies.

    19.
    Review related-party transactions for financial disclosure purposes.

    20.
    Review funding status and potential liabilities regarding the Corporation's employee benefit plan to ensure the adequacy of the Corporation's financial reporting.

    21.
    Review and discuss management's, the internal auditors' and the independent auditor's assessment of the Corporation's exposure to financial risk and the guidelines and policies to manage such risk, and to discuss the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures.

    22.
    Review with management the Corporation's disclosure controls and procedures, and quarterly review management's conclusions about the efficacy of such disclosure controls and procedures, including any significant deficiencies in, or material non-compliance with, such controls and procedures.

        C.    With respect to the internal auditing function and internal controls

    23.
    Review (i) the appointment and replacement of the head of the internal auditing department, (ii) the experience and qualifications of the senior members of the internal auditing department and (iii) the quality control procedures of the internal auditors.

    24.
    Review the planned scope and results of the Corporation's internal audit examinations and assessments.

    25.
    Consult with management, the internal auditors and the independent auditors regarding (i) the adequacy of the Corporation's internal accounting controls, (ii) management's program to assess the adequacy of the Corporation's internal accounting controls, (iii) the independent auditors program to examine and assess management's assessment and report on internal controls over financial reporting (iv) the adequacy, effectiveness and efficiency of the Corporation's internal audit staff, and (v) the responsibilities, budget and staffing needs of the internal auditing department.

    26.
    Review management's report on internal controls for financial reporting and the independent auditor's opinion regarding that report and management's assessment.

    27.
    Review assessments of financial risks faced by the Corporation in the course of its operating activities and arrangements undertaken to manage or mitigate those risks.

        D.    Other

    28.
    Review and reassess the adequacy of this Charter on an annual basis and recommend any proposed changes to the Board for approval.

    29.
    Review any significant legal, compliance or regulatory matters that may have a material effect on the Corporation's business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies.

    30.
    Consult with management, the internal auditors and the independent auditors regarding the procedures to insure compliance with laws and regulations to which the Corporation is subject.

    31.
    As appropriate, review and direct the investigation of possible violations of law and of the Corporation's Code of Conduct, retain outside counsel and other experts to assist in such investigations and direct that appropriate remedial steps are taken if such violations are detected.

    32.
    Establish hiring policies for employees or former employees of the independent auditors.

    33.
    Report the activities of the Committee to the Board of Directors on a regular basis and review issues with the Board as the Committee deems appropriate.

    34.
    Prepare and review with the Board an annual performance evaluation of the Committee in a manner consistent with the directions of the Corporate Governance Committee.

    35.
    Review programs established by management to monitor compliance with the Corporation's Code of Conduct and approve any waiver of the code for directors or executive officers.

    36.
    Take any action necessary to fulfill its duties and responsibilities as a Qualified Legal Compliance Committee pursuant to Part 205 to Title 17, Chapter II of the Federal Code of Regulations, including each of the following.

    •
    Adopt written procedures for the confidential receipt, retention, and consideration of any report of evidence of a material violation under Part 205.

      •
      Inform the Corporation's General Counsel and Chief Executive Officer (or the equivalents thereof) of any report of evidence of a material violation (except in the circumstances described in Part 205.3(b)(4)).

      •
      Make determinations whether an investigation is necessary regarding any report of evidence of a material violation by the issuer, its officers, directors, employees or agents and, if it determines an investigation is necessary or appropriate, to:

      (A)
      Notify the full Board of Directors;

      (B)
      Initiate an investigation, which may be conducted either by the Corporation's attorneys or by outside attorneys; and

      (C)
      Retain such additional expert personnel as the Committee deems necessary.

      •
      At the conclusion of any such investigation, to:

      (A)
      Recommend, by majority vote, that the Corporation implement an appropriate response to evidence of a material violation; and

      (B)
      Inform the General Counsel and the Chief Executive Officer (or the equivalents thereof) and the Board of Directors of the results of any such investigation and the appropriate remedial measures to be adopted.

      •
      Take all other appropriate action, including the authority to notify the Securities and Exchange Commission in the event that the Corporation fails in any material respect to implement an appropriate response that the Committee has recommended.

III.  Delegation to Subcommittee

        The Committee may delegate a portion of its duties and responsibilities to a subcommittee of the Committee.

IV.    Resources and Authority

        The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts as it deems appropriate, without seeking approval of the Board or management.

FIRST DATA CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 11, 2005

FIRST DATA CORPORATION (FDC)

proxy

This Proxy is solicited by the Board of Directors of First Data Corporation (FDC) for use at the Annual Meeting on May 11, 2005.

By signing this proxy, you revoke all prior proxies and appoint Charles T. Fote and Michael T. Whealy, and each of them, with each having the full power to appoint his substitute, to represent and to vote all the shares of Common Stock of FDC you held in your account on March 14, 2005 at the Annual Meeting of Stockholders of FDC, and any adjournment or postponement of such meeting, in the manner specified on the other side of this proxy. If no direction is given, this Proxy will be voted for the election of the Directors indicated, for the approval of Items 2, 3 and 4 and against the approval of Items 5 and 6. In their discretion, Mr. Fote and Mr. Whealy are also authorized to vote upon such other matters as may properly come before the meeting. Management presently is not aware of any such matters to be presented for action.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE—TOLL FREE—1-800-560-1965—QUICK *** EASY *** IMMEDIATE

  •
  Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 8, 2005.

  •
  Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET—http://www.eproxy.com/fdc/—QUICK *** EASY *** IMMEDIATE

  •
  Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 8, 2005.

  •
  Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

  •
  Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to First Data Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

1.	Election of directors:	01 Alison Davis 02 James D. Robinson III	03 Bernard L. Schwartz 04 Arthur F. Weinbach	Vote FOR all nominees (except as marked)	Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	The approval of an increase in the number of shares issuable under the Company's Employee Stock Purchase Plan by 6,000,000 shares of the Company's Common Stock.	For	Against	Abstain
3.	The approval of amendments to the Company's Senior Executive Incentive Plan.	For	Against	Abstain
4.	The ratification of the selection of Ernst & Young LLP as independent auditors of the Company for 2005.	For	Against	Abstain
The Board of Directors Recommends a Vote AGAINST Items 5 and 6.
5.	Shareholder proposal on job loss and dislocation impact statement.	For	Against	Abstain
6.	Shareholder proposal on director liability.	For	Against	Abstain

Address Change? Mark Box Indicate changes below:

Date
Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

FIRST DATA CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 11, 2005

On the reverse side of this proxy card are instructions for voting on the matters that will be considered at the Annual Meeting of Stockholders to be held on May 11, 2005. Additional information about FDC and the matters to be voted on are included in our 2005 Proxy Statement and 2004 Annual Report, which are being delivered electronically to a number of our shareholders. To access the 2005 Proxy Statement and 2004 Annual Report on the Internet, please visit the "2004 Annual Report" and "2005 Proxy Statement" links on the "Invest" portion of the FDC Internet site at ir.firstdata.com. You can also access these documents on First Data's FirstWeb intranet site under "Reference Library" and "About First Data." If you would like to receive a printed copy of the Proxy Statement or Summary Annual Report, please visit the "Request Documents" section of the "Invest" portion of the FDC Internet site at ir.firstdata.com and submit the information requested. You also may write to First Data Corporation, Investor Relations Department, 6200 S. Quebec Street, Greenwood Village, Colo. 80111 to request a copy.

FIRST DATA CORPORATION (FDC)

proxy

EMPLOYEE PROXY VOTING CARD IN CONNECTION WITH THE FIRST DATA CORPORATION INCENTIVE SAVINGS PLAN (ISP)/EMPLOYEE STOCK PURCHASE PLAN (ESPP)/RESTRICTED STOCK

This Proxy is solicited on behalf of the Board of Directors of First Data Corporation (FDC).

Shown on the reverse side of this card are the number of shares of FDC stock, if any, beneficially held for you in the ISP, in the ESPP, and as Restricted Stock, as of March 14, 2005.

By voting your shares as instructed on the reverse of this card so that it is received by 12:00 p.m. (C.T.) on May 8, 2005, you will have voted all of your shares held in the ISP, in the ESPP, and as Restricted Stock. If you own FDC shares outside of these plans, you will receive separate proxy materials which you should complete and return in the envelope provided with those materials.

Voting authorization for ISP Shares—I hereby instruct the Trustee under the ISP, to vote, in person or by proxy, all shares of Common Stock of FDC allocated to my account under the ISP at the Annual Meeting of Stockholders of FDC to be held on May 11, 2005, and at any postponement or adjournment thereof, in the manner specified on the reverse side of this card. The Trustee will vote the ISP shares represented by the voting instruction if properly completed and signed by me and received back by 12:00 p.m. (C.T.) on May 8, 2005. The ISP Trustee Agreement instructs the Trustee to vote FDC shares allocated to my ISP account for which the Trustee has not received instructions from me in the same proportion on each issue as it votes those shares credited to participants' accounts for which the Trustee received instructions from participants.

Voting Authorization for ESPP shares and Restricted Stock—I hereby appoint Charles T. Fote and Michael T. Whealy, as Proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated below, all the shares of Common Stock of FDC beneficially held by me in the ESPP or as Restricted Stock on March 14, 2005, at the Annual Meeting of Stockholders of FDC to be held on May 11, 2005, and at any adjournment or postponement thereof, in the manner specified on the reverse side of this card. With respect to ESPP Shares and Restricted Stock, this proxy, when properly executed, will be voted as directed by the undersigned stockholder. If no direction is given, this Proxy will be voted for the election of the Directors indicated, for the approval of Items 2, 3 and 4 and against the approval of Items 5 and 6.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE—TOLL FREE—1-800-560-1965—QUICK *** EASY *** IMMEDIATE

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  Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 8, 2005.

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  Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET—http://www.eproxy.com/fdc/—QUICK *** EASY *** IMMEDIATE

  •
  Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 8, 2005.

  •
  Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

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  Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to First Data Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

1.	Election of directors:	01 Alison Davis 02 James D. Robinson III	03 Bernard L. Schwartz 04 Arthur F. Weinbach	Vote FOR all nominees (except as marked)	Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	The approval of an increase in the number of shares issuable under the Company's Employee Stock Purchase Plan by 6,000,000 shares of the Company's Common Stock.	For	Against	Abstain
3.	The approval of amendments to the Company's Senior Executive Incentive Plan.	For	Against	Abstain
4.	The ratification of the selection of Ernst & Young LLP as independent auditors of the Company for 2005.	For	Against	Abstain
The Board of Directors Recommends a Vote AGAINST Items 5 and 6.
5.	Shareholder proposal on job loss and dislocation impact statement.	For	Against	Abstain
6.	Shareholder proposal on director liability.	For	Against	Abstain

Date
Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

FIRST DATA CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 11, 2005

FIRST DATA CORPORATION (FDC)

proxy

This Proxy is solicited by the Board of Directors of First Data Corporation (FDC) for use at the Annual Meeting on May 11, 2005.

By signing this proxy, you revoke all prior proxies and appoint Charles T. Fote and Michael T. Whealy, and each of them, with each having the full power to appoint his substitute, to represent and to vote all the shares of Common Stock of FDC you held in your account on March 14, 2005 at the Annual Meeting of Stockholders of FDC, and any adjournment or postponement of such meeting, in the manner specified on the other side of this proxy. If no direction is given, this Proxy will be voted for the election of the Directors indicated, for the approval of Items 2, 3 and 4 and against the approval of Items 5 and 6. In their discretion, Mr. Fote and Mr. Whealy are also authorized to vote upon such other matters as may properly come before the meeting. Management presently is not aware of any such matters to be presented for action.

See reverse for voting instructions.

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

1.	Election of directors:	01 Alison Davis 02 James D. Robinson III	03 Bernard L. Schwartz 04 Arthur F. Weinbach	Vote FOR all nominees (except as marked)	Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	The approval of an increase in the number of shares issuable under the Company's Employee Stock Purchase Plan by 6,000,000 shares of the Company's Common Stock.	For	Against	Abstain
3.	The approval of amendments to the Company's Senior Executive Incentive Plan.	For	Against	Abstain
4.	The ratification of the selection of Ernst & Young LLP as independent auditors of the Company for 2005.	For	Against	Abstain
The Board of Directors Recommends a Vote AGAINST Items 5 and 6.
5.	Shareholder proposal on job loss and dislocation impact statement.	For	Against	Abstain
6.	Shareholder proposal on director liability.	For	Against	Abstain

Date
Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.